UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant   ☑

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

MERCANTILE BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

Notice of 2025 Annual Meeting of Shareholders

To our Shareholders:

We are pleased to announce that the 2025 annual meeting of shareholders of Mercantile Bank Corporation will be held virtually, in lieu of an in-person meeting, on Thursday, May 22, 2025, at 9:00 a.m., Eastern Time. Shareholders who wish to attend the meeting may do so via live webcast. Shareholders who attend the virtual meeting will be able to participate and submit questions prior to and during the meeting as described in more detail in the accompanying proxy statement. The meeting is being held for the purpose of considering and voting on the following matters:

1.	Election of eleven directors, each for a one-year term.
2.	Approval of the New Employee Stock Purchase Plan with a five percent (5%) discount (“ESPP”).
3.	Ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2025 (“Auditor Ratification”).
4.	An advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement (“Say-On-Pay”).
5.	An advisory vote on the frequency of advisory approval of the compensation of our named executive officers (“Say-On-Frequency”).
6.	Any other business that may properly be brought before the meeting or any adjournment of the meeting.

All shareholders of record at the close of business on Friday, March 28, 2025, are entitled to notice of the meeting, and any postponements or adjournments of the meeting. Shareholders of record will have the opportunity to vote on the matters to be presented at the meeting via proxy in advance of the meeting. In light of the virtual format, we will not receive in-person voting at this year’s meeting.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone or (3) by mail, in advance of the virtual meeting, whether or not you plan to attend. For specific instructions, please refer to the discussion beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by Friday, May 9, 2025.

By Order of the Board of Directors,

Michael H. Price
Chairman of the Board

Dated: April 4, 2025

1

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PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement of Mercantile Bank Corporation (“we,” “our,” “us,” “Company,” or “Mercantile”). This summary provides an overview and is not intended to contain all the information that you should consider before voting.

We encourage you to read the entire proxy statement for more detailed information on each topic prior to casting your vote.

MEETING INFORMATION

Meeting:	Annual Meeting of Shareholders

Date:	Thursday, May 22, 2025

Time:	9:00 a.m., Eastern Time

Live Webcast:	https://signin.webex.com/join

The meeting number is: 2316 097 7060

The meeting password is: MBWM2025

You may register ahead of time to receive the meeting link via e-mail by using the internet address and meeting number above.

Record Date:	March 28, 2025

GENERAL INFORMATION

Stock Symbol:	MBWM

Exchange:	NASDAQ Global Select

Common Stock Outstanding:	16,235,384 shares (as of record date)

Registrar & Transfer Agent:	Computershare Trust Company, N.A.

Website:	www.mercbank.com

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 3

OVERVIEW OF VOTING MATTERS

PROPOSAL 1

ELECTION OF DIRECTORS

We are asking shareholders to elect eleven directors, each for a one-year term.

Additional information about each of the directors and director nominees can be found beginning on page 16.

BOARD’S RECOMMENDATION: “FOR” EACH NOMINEE

NAME	DIRECTOR SINCE	AGE	GENDER	ETHNICITY	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE & NOMINATING COMMITTEE
MICHAEL S. DAVENPORT *	2020	55	M	African American	M	M	M
MICHELLE L. ELDRIDGE	2016	59	F	White	M	C	M
JOSEPH D. JONES	2025	54	M	African American	---	M	---
RICHARD D. MACDONALD	2025	54	M	White	---	---	M
MICHAEL H. PRICE	1997	68	M	White	---	---	---
DAVID B. RAMAKER	2020	69	M	White	M	M	C
RAYMOND E. REITSMA**	2023	62	M	White	---	---	---
NELSON F. SANCHEZ	2024	60	M	Hispanic	M	M	M
SARA A. SCHMIDT	2025	43	F	White	M	---	---
AMY L. SPARKS	2023	52	F	White	C	M	M
SHORAN R. WILLIAMS	2025	55	F	African American	M	---	---

*  Executive Session Facilitator

** Non-Independent Director

C = Chairperson

M = Member

PROPOSAL 2

NEW EMPLOYEE STOCK PURCHASE PLAN WITH DISCOUNT

To enhance employee ownership and engagement, we propose implementing an Employee Stock Purchase Plan (ESPP) offering a five percent (5%) discount on the market price of the Company’s stock.

BOARD’S RECOMMENDATION: “FOR”

PROPOSAL 3
RATIFICATION OF AUDITORS Ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2025.	BOARD’S RECOMMENDATION: “FOR”

PROPOSAL 4
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION An advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement.	BOARD’S RECOMMENDATION: “FOR”

4 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY OF THE EXECUTIVE COMPENSATION APPROVAL An advisory vote on the frequency of advisory approval of the compensation of our named executive officers.	BOARD’S RECOMMENDATION: “FOR ONE YEAR”

PROPOSAL 6
Any other business that may properly be brought before the meeting or any adjournment of the meeting.

HOW TO VOTE

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone or (3) by mail, prior to the virtual meeting, whether or not you plan to attend. For specific instructions, please refer to the discussion beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by Friday, May 9, 2025.

INTERNET		TELEPHONE OR CELLPHONE	MAIL

1.	Go to: www.envisionreports.com/MBWM	Call toll free	If you wish to vote by mail,
2.	Click on Cast Your Vote.	1-800-652-VOTE (8683)	send your completed and
3.	Follow the instructions to log in.	within the USA,	signed proxy card using the
4.	Make your selections as instructed on each screen for your delivery preferences.	US territories and Canada	enclosed envelope.
5.	Vote your shares.

On April 4, 2025, we began sending our shareholders a Notice Regarding the Internet Availability of Proxy Materials.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 5

CORPORATE GOVERNANCE HIGHLIGHTS

●	All directors attended at least 78% of the Board meetings and Committee meetings on which they served during 2024;
●

Code of Ethics, Human Rights, Insider Trading, Clawback, Anti-Bribery and Anti-Corruption, Environmental, and Cyber Security policies are in place for all directors, officers, and employees, as applicable (available on our website under Investor Relations – Overview – Governance Documents);

●	Corporate Governance Guidelines are in place for all directors (available on our website under Investor Relations);
●

Supplier Diversity Program Policy and Vendor and Supplier Code of Conduct is in place for suppliers and vendors (available on our website under Investor Relations – Overview – Governance Documents; additional information, resources and application are available on our website under About Us);

●	Anti-Hedging and Anti-Pledging policies are in place as components of our Insider Trading Policy;
●	90% of directors are independent;
●	Chairman of the Board and Chief Executive Officer are separate positions;
●	Executive Session Facilitator is an independent director;
●	Ongoing and active risk oversight is performed by the Board and Committees; and
●	The oversight of environmental, social and governance sustainability matters is the responsibility of the Governance and Nominating Committee.

BOARD OF DIRECTORS EXPERIENCE AND SKILLS

73%	ACCOUNTING & FINANCE

100%	MANAGEMENT & OPERATIONS

64%	ENTERPRISE RISK MANAGEMENT

82%	HUMAN CAPITAL MANAGEMENT

55%	LEGAL

73%	MERGERS & ACQUISITIONS

91%	REGULATORY & GOVERNANCE

36%	RESIDENTIAL & COMMERCIAL REAL ESTATE

36%	TECHNOLOGY & INFORMATION SECURITY

6 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

90% INDEPENDENT DIRECTORS	57 YEARS AVERAGE AGE	5 YEARS AVERAGE TENURE	36% GENDER DIVERSITY	36% RACIAL/ETHNIC DIVERSITY

BOARD OF DIRECTORS	●	Majority of our Board is independent
●

Board consists of directors with a mix of tenures, including founding members who have actively overseen the Company’s strategic journey through various business cycles and have a deep knowledge of the Company

●

Approximately 64% of our Board members possess characteristics of racial and gender diversity, our Executive Session Facilitator identifies as a diverse director, and our Compensation Committee and Audit Committee are chaired by female directors

●

Directors reflect a variety of experiences, skills and geographic reach that match the Company’s complexity and strategic direction giving the Board the collective capability necessary to oversee the Company’s activities

	●	All directors attended at least 78% of meetings of the Board and Committees on which they served during 2024

BOARD LEADERSHIP STRUCTURE	●	Chairman of the Board and Chief Executive Officer are separate positions
	●	President and Chief Executive Officer is the only member of management who serves as a Company Director
	●	Executive Session Facilitator is an independent Director annually recommended by Governance and Nominating Committee and elected by our Board of Directors
	●	Active and empowered Committee Chairs, all of whom are independent

BOARD GOVERNANCE BEST PRACTICES	●	Executive sessions are held by independent directors
	●	Annual evaluations of the Board, its committees and individual directors conducted by the Governance and Nominating Committee
	●	Annual assessment of director independence
	●	Regular discussions regarding Board recruiting and succession, including diverse director skills and qualifications for the Company’s long-term strategic objectives
	●	Active risk and strategy oversight by the Board and Committees
●

Direct access by the Board to key members of management at the discretion of independent directors; executive sessions regularly include separate meetings with our President and Chief Executive Officer, Chief Financial Officer, Internal Audit Director, Chief Operating Officer, Chief Human Resource Officer, Chief Experience Officer, Community Development Officer and Chief Commercial Banking Officer

	●	Annual evaluation process of the Chief Executive Officer is led by the Compensation Committee Chair
	●	Regular talent and succession planning discussions regarding the Chief Executive Officer and other key executive roles
	●	Management maintains strong working relationships with Federal and State Regulators
	●	Oversight of environmental, social and governance sustainability matters is the responsibility of the Governance and Nominating Committee

SHAREHOLDER ENGAGEMENT AND SHAREHOLDER ROLE IN GOVERNANCE	●	Regular outreach and engagement with shareholders take place throughout the year about Company strategy and performance by President and Chief Executive Officer and Chief Financial Officer
	●	Feedback from investors regularly shared with the Board and its Committees to ensure that the Board has insight on investor views
	●	Directors are elected annually
	●	Quarterly conference calls are webcast for investors on earnings release dates with the ability to ask questions

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 7

OUR COMPENSATION PHILOSOPHY

Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time provide competitive compensation that will attract and retain executive talent. Our Compensation Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance and increasing shareholder value over the long term. Our executive compensation program includes the following primary elements:

●	Base salary
●	Short-term incentive compensation
●	Long-term incentive compensation
●	Other benefits
●	The equity-based plans encourage our executive officers and other employees to focus on increasing shareholder value over a period of years
●	The deferred compensation and 401(k) plans provide helpful ways for our employees to save for retirement
●

Bonus plans are typically based on a variety of metrics tied to our financial performance and contain "claw-back" provisions if the executive officer engages in certain activities or a payout is based on materially inaccurate financial statements or other materially inaccurate performance metric criteria

The Compensation Discussion and Analysis section beginning on page 31 gives a more detailed description of the Corporation’s compensation policies and practices.

2024 EXECUTIVE COMPENSATION SUMMARY

EXECUTIVE OFFICER	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Robert B. Kaminski, Jr.(1)	277,500	-	-	175,519	246	85,770	539,035
Raymond E. Reitsma	627,500	-	-	458,850	-	95,440	1,181,790
Charles E. Christmas	415,000	-	-	190,900	-	70,927	676,827
Mark S. Augustyn	420,777	-	-	169,363	895	62,944	653,979
Scott P. Setlock	330,000	-	-	132,825	-	51,935	514,760
Brett E. Hoover	275,000	-	-	94,875	-	45,678	415,553

(1) Mr. Kaminski retired on June 1, 2024, and was succeeded by Mr. Reitsma as President and CEO of the Company and the Bank.

8 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

PROXY STATEMENT

310 Leonard Street N.W.

Grand Rapids, MI 49504

DATE OF DISTRIBUTION: April 4, 2025

INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

Matters to be Considered at the Annual Meeting of Shareholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Mercantile Bank Corporation (“we,” “our,” “Company” or “Mercantile”). The proxies are being solicited for use at the annual meeting of shareholders to be held on Thursday, May 22, 2025, at 9:00 a.m., Eastern Time, virtually via live webcast at https://signin.webex.com/join (the meeting number is: 2316 097 7060 and the meeting password is: MBWM2025), and at any and all adjournments of the meeting. Notice of Internet Availability of Proxy Materials is first being mailed or made available to shareholders of record on or about April 4, 2025.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting

to be Held on May 22, 2025:

Our proxy statement and 2024 Annual Report are available at

www.envisionreports.com/MBWM

Notice and Access

We use the “Notice and Access” method of providing proxy materials to you via the internet instead of mailing printed copies. We believe that this process provides you with a convenient and quick way to access the proxy materials, including our proxy statement and 2024 Annual Report to shareholders on Form 10-K, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, that was mailed to our shareholders on April 4, 2025, provides instructions regarding how you may access and review all of the proxy materials on the internet. The Notice and Access card also includes instructions on how to submit your proxy via the internet or telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.

If your shares are held by a brokerage house or other custodian, nominee, or fiduciary in “street name,” you will receive a Notice and Access card intended for beneficial holders with instructions for providing to such intermediary voting instructions for your shares. You may also request paper copies of the proxy materials and provide voting instructions by completing and returning the enclosed voting instruction form in the addressed, postage paid envelope provided. Alternatively, if you receive paper copies, many intermediaries provide instructions for their beneficial holders to provide voting instructions via the internet or by telephone.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 9

Householding

We have adopted a procedure called “householding.” Under this procedure, we may deliver a single copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 to multiple shareholders who share the same address, unless we have received contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of our annual meetings and reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 to any shareholder that elects not to participate in householding.

Purpose of the Annual Meeting

At our annual meeting, shareholders will act upon the matters outlined in the accompanying notice of the meeting and described in this proxy statement. These matters include the election of directors, approval of a new employee stock purchase plan with a discount, the ratification of the selection of our independent registered public accounting firm, an advisory (non-binding) vote on the compensation of our named executive officers disclosed in this proxy statement, and an advisory (non-binding) vote on the frequency of advisory approval of the compensation of our named executive officers.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares.

Record Date, Voting and Voting Procedures

The Board of Directors has set March 28, 2025, as the record date for the annual meeting. If you were a shareholder of record at the close of business on the record date, March 28, 2025, you are entitled to receive notice of the meeting and to vote your shares via proxy prior to the meeting. Holders of Mercantile common stock are entitled to one vote per share.

All shareholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. Shareholders of record as of the record date will have the opportunity to vote on the matters to be presented at the meeting via proxy in advance of the meeting. In light of the virtual format, we will not receive in-person voting at this year’s meeting.

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a “shareholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by it.

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

over the telephone by calling a toll-free number;
electronically, using the internet; or
by completing, signing, and mailing the printed proxy card.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

10 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

If the shares you own are held in street name, your broker, bank, trust or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the virtual Annual Meeting. In order to do so, you must submit proof of your proxy power (legal proxy) reflecting your Mercantile Bank Corporation holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 16, 2025. Requests for registration should be directed to Computershare at the following:

By E-Mail:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By Mail:

Computershare

Mercantile Bank Corporation Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

You will receive a confirmation of your registration by email after we receive your registration materials. If you have questions about attending the virtual annual meeting, please write to the Executive Operations Manager, Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan 49504 or call 616-726-1601.

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you submit your proxy vote by telephone or internet, vote once for each proxy card or voting instruction form you receive.

At least a majority of the shares of our common stock outstanding on the record date must be present at the virtual meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

●	you are present and vote via the live webcast at the meeting; or
●	you have properly submitted a proxy by mail, telephone or internet.

As of the record date, 16,235,384 shares of our common stock were outstanding and entitled to vote. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, trust, broker or other nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

Voting Matters

Election of Directors. The affirmative vote of the holders of a plurality of the votes cast on the election of directors at the meeting is required for nominees to be elected as directors. The eleven nominees receiving the highest number of votes will be elected to the Board. Votes withheld and broker non-votes are not counted as shares voted on the matter.

New Employee Stock Purchase Plan (ESPP) with Discount. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on this proposal is required to approve the ESPP with a five percent (5%) discount. Brokerage firms do not have authority to vote beneficial owners’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a beneficial owner will be treated as broker non-votes. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 11

Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on the matter is necessary to ratify the appointment of our independent registered public accounting firm. For purposes of counting votes on this matter, abstentions will not be counted as votes cast on the matter. Brokerage firms have discretionary authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will not be counted as votes cast on the matter.

Advisory approval of compensation of our Named Executive Officers. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Brokerage firms do not have authority to vote beneficial owners’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a beneficial owner will be treated as broker non-votes. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Advisory vote on the frequency of advisory approval of the compensation of our Named Executive Officers. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on this proposal is required to approve, on an advisory basis, the frequency of seeking approval of the compensation of Named Executive Officers. Brokerage firms do not have authority to vote beneficial owners’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering how frequently the Company will hold advisory votes on compensation.

As of the date of this proxy statement, our Board of Directors does not know of any matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of the shareholders arise and be properly presented at the annual meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

The Board of Directors recommends that you vote:

✔	FOR the election of all the eleven nominees for director;
✔	FOR the approval of the new employee stock purchase plan (ESPP) with a five percent (5%) discount;
✔	FOR the ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2025;
✔	FOR the advisory approval of the compensation of our named executive officers disclosed in this proxy statement; and
✔	FOR “One Year” with regard to the advisory vote on the frequency of advisory approval of the compensation of our named executive officers.

Proxy and Proxy Statement

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We sometimes refer to this as your “proxy vote.” By completing and returning the enclosed proxy card, or voting by internet or telephone, you are giving the persons appointed as proxies by our Board of Directors the authority to vote your shares.

You may revoke your proxy and change your vote at any time before the proxy ballot is cast at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by delivering to our Secretary a written notice of revocation prior to the meeting. Attending the virtual meeting will not revoke your proxy.

12 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, the proxies will vote your shares:

✔	FOR the election of all the eleven nominees for director;
✔	FOR the approval of the new employee stock purchase plan (ESPP) with a five percent (5%) discount;
✔	FOR the ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2025;
✔	FOR the advisory approval of the compensation of our named executive officers disclosed in this proxy statement;
✔	FOR “One Year” with regard to the advisory vote on the frequency of advisory approval of the compensation of our named executive officers; and
✔	In the discretion of the persons named as proxies as to all other matters that may be properly presented at the annual meeting.

If you hold your shares in street name, contact your broker, bank, trust or other nominee regarding how to revoke your proxy and change your vote.

A proxy statement is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of The NASDAQ Stock Market (“NASDAQ”).

Other Matters

All costs of soliciting proxies will be borne by us. Our directors, officers, and other employees, and employees of our subsidiary, Mercantile Bank (the “Bank”), may, without compensation other than their regular compensation, solicit proxies by further mailing or engaging in personal conversation, or by telephone, facsimile, or electronic means. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 13

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock, as of March 17, 2025, by each of our current directors, each nominee for election as a director, our executive officers and all our directors and executive officers as a group.

Name of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Class Beneficially Owned(15)
Mark S. Augustyn	32,196	(2)	*
Charles E. Christmas	119,005	(3)	*
Michael S. Davenport ●	9,490	(4)	*
Thomas D. Dickinson	24,896	(5)	*
Michelle L. Eldridge ●	17,613	(6)	*
Brett E. Hoover	17,463	(7)	*
Joseph D. Jones ●	4,942		*
Robert B. Kaminski, Jr.	90,296	(8)	*
Richard D. MacDonald ●	1,725		*
Michael H. Price ●	49,348	(9)	*
David B. Ramaker ●	12,568		*
Tara M. Randall	15,198	(10)	*
Raymond E. Reitsma ●	79,751	(11)	*
Nelson F. Sanchez ●	4,718	(12)	*
Sara A. Schmidt ●	120		*
Scott P. Setlock	29,594	(13)	*
Amy L. Sparks ●	4,339		*
Shoran R. Williams ●	4,147		*
All Directors and Executive Officers as a group (18 persons)	517,409	(14)	3.2%

●	Member of our Board of Directors and Nominee for Re-election
*	Less than 1%

(1)

The number of shares beneficially owned includes any shares over which the person has sole or shared voting power or investment power and also any shares that the person can acquire within 60 days of March 17, 2025 through the exercise of any stock options or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with their spouse) over the shares set forth in the table.

(2)	Includes 12,887 shares of restricted stock and 258 shares Mr. Augustyn holds in an IRA. Also includes 268 shares Mr. Augustyn’s spouse owns in her IRA.

(3)

Includes 24,260 shares that Mr. Christmas holds jointly with his spouse, 14,111 shares of restricted stock, and 48,524 shares that Mr. Christmas owns under the Bank’s 401(k) plan. Also includes 2,010 shares that Mr. Christmas’ spouse, who is currently employed by the Bank, owns under the Bank’s 401(k) plan as well as 493 shares that she owns in her IRA.

(4)	Includes 1,800 shares that Mr. Davenport holds in an IRA.

(5)

Includes 1,446 shares that Mr. Dickinson holds jointly with his spouse and 4,884 shares that Mr. Dickinson holds in an IRA. Also includes 395 shares that Mr. Dickinson’s spouse owns in her IRA. Mr. Dickinson is a current member of our Board of Directors but is retiring as of the annual meeting date and will not stand for reelection.

(6)	Includes 6,750 shares that Ms. Eldridge holds in an IRA.

(7)	Includes 8,247 shares of restricted stock and 1,011 shares that Mr. Hoover owns under the Bank’s 401(k) plan.

14 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

(8)

Includes 58,413 shares that Mr. Kaminski holds jointly with his spouse, 20,073 shares of restricted stock, and 11,810 shares that Mr. Kaminski holds in an IRA. Mr. Kaminski is a current member of our Board of Directors but is retiring as of the annual meeting date and will not stand for reelection.

(9)	Includes 10,500 shares that Mr. Price holds jointly with his spouse, 19,909 shares that Mr. Price owns under the Bank’s 401(k) plan, and 14,255 shares Mr. Price holds in an IRA.

(10)	Includes 11,110 shares of restricted stock.

(11)

Includes 30,390 shares that Mr. Reitsma owns jointly with his spouse, 24,774 shares of restricted stock, 22,434 shares that Mr. Reitsma owns under the Bank’s 401(k) plan as well as 2,153 shares that he owns in his IRA.

(12)	Includes 2,502 shares that Mr. Sanchez holds in an IRA.

(13)	Includes 10,105 shares that Mr. Setlock holds jointly with his spouse, 10,819 shares of restricted stock, and 8,670 shares that Mr. Setlock owns under the Bank’s 401(k) plan.

(14)

Includes 102,021 shares of restricted stock awarded under our stock-based compensation plans, and 102,558 shares that such persons own under the Bank’s 401(k) plan, including 2,010 shares held by Mr. Christmas’ spouse.

(15)

The percentages shown are based on the 16,231,033 shares of our common stock outstanding as of March 17, 2025, plus the number of shares that the named person or group has the right to acquire within 60 days of March 17, 2025. For purposes of computing the percentages of outstanding shares of common stock held by each person, any shares that the person has the right to acquire within 60 days after March 17, 2025, are deemed to be outstanding with respect to such person but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

Stock Owned by 5% Beneficial Owners

The following table presents information regarding the beneficial ownership of our common stock by each person known to us to beneficially own more than 5% of our outstanding shares of common stock as of March 17, 2025.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class Beneficially Owned(4)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055(1)	1,615,003	10.0%

Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746(2)	1,151,731	7.1%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(3)	867,525	5.3%

(1)

The information is based on a Schedule 13G, Amendment No. 2, filed with the SEC on August 7, 2024. BlackRock, Inc. may be deemed to have beneficial ownership of the shares reflected in the table as of July 31, 2024. BlackRock reported aggregate beneficial ownership of 1,615,003 shares, with sole voting power over 1,515,027 shares and sole dispositive power over 1,615,003 shares.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 15

(2)

The information is based on a Schedule 13G, Amendment No. 7, filed with the SEC on February 9, 2024. Dimensional Fund Advisors LP (“Dimensional”) is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. It furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). Dimensional reported aggregate beneficial ownership of 1,151,731 shares, with sole voting power over 1,133,624 shares and sole dispositive power over 1,151,731 shares. Though Dimensional may possess voting and/or investment power over the shares, it disclaims beneficial ownership of such securities, which are owned by the Funds.

(3)

The information is based on a Schedule 13G Amendment No. 1, filed with the SEC on November 12, 2024. Vanguard reported aggregate beneficial ownership of 867,525 shares, with shared power to vote 11,302 shares, sole power to vote 11,302 shares, sole power to dispose 840,771 shares, and shared power to dispose 26,754 shares.

(4)	The percentages shown are based on the 16,231,033 shares of our common stock outstanding as of March 17, 2025.

PROPOSAL #1 – ELECTION OF DIRECTORS

Information About Our Directors

Our articles of incorporation and bylaws provide that our Board of Directors will consist of between six and fifteen directors, with the exact number of directors determined from time to time by our Board of Directors. Our directors are elected annually to one-year terms. Our Board of Directors currently has thirteen members. Thomas D. Dickinson and Robert B. Kaminski, Jr. currently serve as members of our Board but will retire when their terms expire at the annual meeting and will not stand for reelection. As a result of this action, the Board will be comprised of eleven members following this year’s annual meeting.

Our Board of Directors has nominated the following as directors for election at this year’s annual meeting for one-year terms expiring at the 2026 annual meeting:

●	Michael S. Davenport,
●	Michelle L. Eldridge,
●	Joseph D. Jones,
●	Richard D. MacDonald,
●	Michael H. Price,
●	David B. Ramaker,
●	Raymond E. Reitsma,
●	Nelson F. Sanchez,
●	Sara A. Schmidt,
●	Amy L. Sparks, and
●	Shoran R. Williams

Each of the nominees is presently a director whose term expires at this year’s annual meeting.

Our Board of Directors recommends that you vote FOR each of the eleven nominees named above. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for the election of the eleven nominees.

All of the nominees have indicated their willingness to continue to serve. If any nominee should become unwilling or unavailable to serve, our Board of Directors may select a substitute nominee, and in that event the proxies intend to vote all proxies for the person selected, as well as the other nominees. If a substitute nominee is not selected, the proxies intend to vote for the election of the remaining nominees. Our Board of Directors has no reason to believe that any of the nominees will become unavailable. Set forth below is information about the nominees for election as directors. The factual information about each nominee and director has been provided by that person. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each should serve on our Board, in light of our business and structure, were determined by our Board or its Governance and Nominating Committee. There are no family relationships among any of our directors, nominees for director and executive officers.

16 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

Nominees for Director

MICHAEL S. DAVENPORT DIRECTOR SINCE 2020 AGE: 55

Mr. Davenport has been a director of Mercantile since 2020 and a member of the Bank’s Board since 2017. Mr. Davenport has served as President and Chief Executive Officer of Jireh Metal Products since 2015. Prior to that, he held a variety of positions at major financial institutions, including U.S. Bank, Fifth Third Bank and First Financial Bank. Overall, his background includes over 13 years in the banking industry, holding positions in sales, risk management and community development. Mr. Davenport earned a Bachelor of Science degree in psychology from Xavier University and a Juris Doctor degree from the University of Cincinnati College of Law. Mr. Davenport serves on the Boards of The Right Place, Grand Rapids Chamber of Commerce, The Right Place Manufacturing Council, The Michigan Manufacturing Technology Center and the Xavier University President's Advisory Council. Mr. Davenport’s background in banking, risk management, law and community development were key factors in our determination that he should be a member of our Board.

MICHELLE L. ELDRIDGE DIRECTOR SINCE 2016 AGE: 59

Ms. Eldridge has been a director of Mercantile since 2016 and a member of the Bank’s Board since 2014. Ms. Eldridge is a Principal of Clear Ridge Wealth Management (“Clear Ridge”) in Kalamazoo, Michigan, which she co-founded in 2014. Clear Ridge provides integrated wealth management to high-net-worth families and customized investment management to institutional organizations. Prior to founding Clear Ridge, Ms. Eldridge was a Principal of LVM Capital Management for 16 years. Ms. Eldridge is a member of both the Western Michigan University Foundation Investment Committee and the Kalamazoo Valley Community College Foundation Investment Committee, and is also on the Finance Committee of Prince of Peace Lutheran Church. She is a CFA® charterholder, Certified Private Wealth Advisor ®, and a graduate of Western Michigan University. Ms. Eldridge served as a director of Keystone Community Bank from 2007 through 2014. Ms. Eldridge's experience as a CFA® charterholder and Registered Investment Advisor, as well as her leadership roles in the communities we serve, were key factors in our determination that she should be a member of our Board.

JOSEPH D. JONES DIRECTOR SINCE 2025 AGE: 54

Mr. Jones has been a director of Mercantile since January 2025 and a member of the Bank’s Board since 2018. Mr. Jones is a seasoned executive leader who is passionate, strategic-minded, and a servant leader with nearly three decades of experience leading teams and managing diverse organizations and individuals while using an equity lens in the public and private sector. Mr. Jones is proficient in both financial and operations management and is skilled at cultivating and enriching relationships. He has a proven track record of leading, advising, communicating, and collaborating across ethnic/geographic boundaries, and he has also served as senior pastor at Brown Hutcherson Ministries (BHM) since June 2021. Mr. Jones brings an important skill set to our Board due to his expertise as the owner and founder of Hekima Group, a consultancy firm focused on Culture, Communications and Crisis, Strategic and Multicultural Communications, Crisis Management, Executive Coaching, and Corporate Social Responsibility and Social Impact, all of which were key factors in our determination that he should be a member of our Board.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 17

RICHARD D. MACDONALD DIRECTOR SINCE 2025 AGE: 54

Mr. MacDonald has been a director of Mercantile since January 2025 and a member of the Bank’s Board since 2023. Mr. MacDonald has served as Chief Operating Officer for the past 21 years of his 35 years with The Hinman Company, a commercial real estate investment, development, and management company. Mr. MacDonald graduated from Western Michigan University with a BBA in Accountancy with a minor in Finance. He currently serves on the Board of Directors for Southwest Michigan First, Western Michigan University Foundation Real Estate Committee, Battle Creek Unlimited Direct Investment Fund, and the City of Portage and Oshtemo Township Downtown Development Authorities. Mr. MacDonald is a licensed real estate broker and member of the Commercial Alliance of Realtors in Grand Rapids, Greater Kalamazoo Association of Realtors, and the Commercial Board of Realtors in southeast Michigan. He also holds membership in the International Council of Shopping Centers. Mr. MacDonald’s broad and extensive background in real estate were key factors in our determination that he should be a member of our Board.

MICHAEL H. PRICE DIRECTOR SINCE 1997 Chairman of Mercantile and of the Bank AGE: 68

Mr. Price has over 45 years of commercial banking experience and co-founded the Bank in 1997. Mr. Price retired as the President and Chief Executive Officer of Mercantile and Chief Executive Officer of the Bank on January 1, 2017, positions he had held since 2007. Mr. Price served as President and Chief Operating Officer of Mercantile and the Bank in 1997 and 1998, and as President and Chief Operating Officer of Mercantile and President and Chief Executive Officer of the Bank from 1999 to June of 2007. Mr. Price also served as Chairman of the Board of Mercantile from 2007 through the date of the Firstbank merger and resumed his position as Chairman of Mercantile following Thomas J. Sullivan’s retirement in May of 2015. From 2005 to 2007, he served on the Board of Directors of the Federal Home Loan Bank of Indianapolis. Mr. Price also held leadership positions on the Boards of Metro Health Corporation, Aquinas College, Habitat for Humanity of Kent County, Project Rehab and Network180. Mr. Price was the founding President of our organization and has demonstrated excellent leadership qualities and a strong understanding of the fundamentals of our industry. These attributes led us to conclude that he should be a member of our Board.

DAVID B. RAMAKER DIRECTOR SINCE 2020 AGE: 69

Mr. Ramaker was appointed as a director of Mercantile in August of 2020. Mr. Ramaker retired from Chemical Financial Corporation and Chemical Bank in 2017. Mr. Ramaker was the Chairman, President and Chief Executive Officer of Chemical Financial Corporation and Chemical Bank from 2006 until its merger with Talmer Bank Corporation in 2016. He served as President and Chief Executive Officer of Chemical Financial Corporation and Chemical Bank from 2001 through June of 2017. He joined Chemical Bank in 1989 as Vice President of Commercial Lending. Prior to that, he held a variety of banking positions with financial institutions in Texas from 1977 through 1989. Mr. Ramaker holds a bachelor’s degree with a major in finance and minor in accounting from Southern Methodist University. Mr. Ramaker, as a former Chief Executive Officer of a publicly traded financial company, brings extensive governance, banking industry experience and strong leadership qualities, which were key factors in our determination that he should be a member of our Board.

RAYMOND E. REITSMA DIRECTOR SINCE 2023 AGE: 62 President & Chief Executive Officer of Mercantile and of the Bank

Mr. Reitsma was appointed as a director of Mercantile in October of 2023. Mr. Reitsma was appointed President and Chief Executive Officer of Mercantile and of the Bank, effective June 1, 2024, previously serving as Executive Vice President of Mercantile since May 24, 2018, and served as Chief Operating Officer of Mercantile from January 1, 2022, through December 31, 2023. He has been with the Bank for over 20 years, beginning with his initial role as a Commercial Loan Manager in 2003. In June 2015, Mr. Reitsma was appointed as the Bank's West Region President and became President of the Bank on January 1, 2017. Mr. Reitsma’s areas of responsibility have included commercial lending, treasury/cash management, mortgage lending, operations, risk management, retail/branches, and credit administration. Mr. Reitsma was also very instrumental in the preparation, transition and integration periods surrounding the merger with Firstbank Corporation. Mr. Reitsma currently serves on the Kent Community Hospital Finance Authority, The Right Place Finance Committee, the Advisory Council of The Mill Steel Company and is Chair of the Mel Trotter capital campaign. Additionally, he serves on the Advisory Council of DA Blodgett/St. John’s Home and has done so since 2011. Previously, Mr. Reitsma has served on the local boards of the American Heart Association and the Pine Rest Foundation for six years, including two years as Treasurer. Mr. Reitsma graduated from Calvin College with a B.A. in Business Administration and holds an MBA in Finance from Michigan State University. Mr. Reitsma’s extensive tenure and dynamic leadership roles with the Company as well as his extensive commercial banking experience were key factors in our determination that he should be a member of our Board.

18 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

NELSON F. SANCHEZ DIRECTOR SINCE 2024 AGE: 60

Mr. Sanchez has been a director of Mercantile since 2024 and a member of the Bank’s Board since 2022. Mr. Sanchez is a strong finance executive with broad strategic leadership experience in all aspects of finance, operations, marketing and general management. He is the Chief Executive Officer of RoMan Manufacturing, Inc. (“RoMan”). Mr. Sanchez joined RoMan as Chief Financial Officer in 2013, became Chief Operating Officer in 2016, President in January of 2023 and was appointed as Chief Executive Officer in June of 2023. Before joining RoMan, he held executive positions in finance, marketing, and management in various companies, including Deloitte, Windquest Companies, Ridgeview Industries, and Kaydon Corporation. Mr. Sanchez is a Certified Public Accountant, fluent in Spanish and has an extensive background in strategic leadership and diversity training. He serves on various boards and committees in the West Michigan community, including the Grand Rapids Chamber of Commerce Foundation Board as Board Chair and Christian Living Services/Holland Home as Board Chair. Mr. Sanchez’s experience in a variety of business sectors encompassing domestic, international, private, public, and family-owned organizations, along with his financial expertise as a Certified Public Accountant, led us to conclude that he should serve on our Board.

SARA A. SCHMIDT DIRECTOR SINCE 2025 AGE: 43

Ms. Schmidt has been a director of Mercantile since January 2025 and a member of the Bank’s Board since 2023. Ms. Schmidt is the Chief Information Security Officer (CISO) at US Foods and responsible for ensuring the security, integrity, and availability of the company’s organizational systems, people and processes. Ms. Schmidt also sits on the Technology Leadership Team, tasked with providing efficient and secure technology access to employees and customers. She also has extensive knowledge of enterprise business continuity, technology risk mitigation (for example, AI and other emerging trends) and IT compliance. Ms. Schmidt’s business acumen and specialized expertise in technology and information security were factors supporting our determination that she would be a valuable member of our Board.

AMY L. SPARKS DIRECTOR SINCE 2023 AGE: 52

Ms. Sparks has been a director of Mercantile since October of 2023 and a member of the Bank’s Board since 2022. Ms. Sparks is the Owner, President, and Chief Executive Officer of Nuvar, Inc., a Michigan-based manufacturing company specializing in finished product contract manufacturing for the office furniture, health care, education, appliance and transportation industries. Ms. Sparks is also a Certified Public Accountant and currently serves on the Grand Valley State University Seidman School of Business Dean's Advisory Board and is a mentor volunteer with several non-profit organizations. Ms. Sparks has nearly 30 years of demonstrated executive leadership in solidifying financial performance, enhancing organizational development and diversifying into new markets. Her strong financial background and experience were key factors in our determination that she should be a member of our Board.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 19

SHORAN R. WILLIAMS DIRECTOR SINCE 2025 AGE: 55

Ms. Williams has been a director of Mercantile since January 2025 and a member of the Bank’s Board since 2020. Ms. Williams has been practicing law for over 30 years with litigation practice experience in the areas of administrative law, employment discrimination law, civil litigation, appellate law, personal injury, and family law. As an experienced lead attorney, she is adept at working with a wide range of clients and has successfully obtained favorable results in state and federal courts and before government agencies. Ms. Williams is a member of the American Bar Association, the State Bar of Georgia, the State Bar of Michigan, and the Grand Rapids Bar Association. Ms. Williams has also served as an adjunct professor at Florida Coastal School of Law, where she created and taught the Personal Injury Law course in addition to Pre-Trial Litigation and Contract courses. In addition, Ms. Williams is active in initiating, participating, and moderating diversity and inclusion initiatives, and served on the Governing Board of the Meritas Black Lawyer’s Leadership Forum. Ms. Williams’ extensive experience in the legal industry, both in private practice and as an in-house general counsel and chief regulatory officer, together with her leadership on issues of racial and cultural diversity, led us to determine she would be a valuable member of our Board.

Information About Our Executive Officers

Our Executive Officers are listed in the table below:

Executive Officer Name	Title
Raymond E. Reitsma	President and Chief Executive Officer of Mercantile and of the Bank
Mark S. Augustyn	Executive Vice President, Chief Commercial Banking Officer of the Bank
Charles E. Christmas	Executive Vice President, Chief Financial Officer and Treasurer of Mercantile, and Executive Vice President and Chief Financial Officer of the Bank
Brett E. Hoover	Executive Vice President, Chief Human Resource Officer of Mercantile and of the Bank
Scott P. Setlock	Executive Vice President, Chief Operating Officer and Secretary of Mercantile and of the Bank
Tara M. Randall	Executive Vice President, Chief Experience Officer of the Bank

Mr. Reitsma is also a member of our Board of Directors, and information regarding his business experience is described above under the heading “Election of Directors.” The business experience for Mr. Augustyn, Mr. Christmas, Mr. Hoover, Ms. Randall, and Mr. Setlock for at least the past five years is summarized below. Our Executive Officers are generally elected each year at the annual meeting of our Board of Directors that follows the annual meeting of the shareholders. Their terms of office are at the discretion of our Board of Directors.

Executive Officers

Mark S. Augustyn, age 57

Executive Vice President, Chief Commercial Banking Officer of the Bank

Mr. Augustyn was appointed as Executive Vice President, Chief Commercial Banking Officer of the Bank in January 2025 and is one of the founding lending officers of the Bank. He previously served as a Commercial Lender from 1997 to 2007, Commercial Loan Manager from 2007 to 2015, Regional Commercial Loan Manager from 2015 to 2017, and Chief Lending Officer from 2017 to 2024. In his current role, Mr. Augustyn oversees all facets of the commercial banking division. Mr. Augustyn has served on the boards of Bethany Christian Services, Blandford Nature Center, Crossroads Bible Church, 100 Businesses that Care and Mission Field. He holds a B.A. in Finance and an MBA from Grand Valley State University.

20 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

Charles E. Christmas, age 59

Executive Vice President, Chief Financial Officer and Treasurer of Mercantile, and Executive Vice President and Chief Financial Officer of the Bank

Mr. Christmas joined the Bank in 1998 and has over 35 years of banking experience. Before being promoted to his current position as Executive Vice President and Chief Financial Officer of Mercantile and the Bank, Mr. Christmas served as Senior Vice President and Chief Financial Officer of Mercantile and the Bank from 2000 to 2015. Mr. Christmas also serves as Treasurer of Mercantile, a position he has held since 2000. Prior to joining Mercantile, he examined various financial institutions for over ten years while serving as a bank examiner with the Federal Deposit Insurance Corporation (“FDIC”). He began his tenure with the FDIC upon his graduation from Ferris State University. Mr. Christmas holds a Bachelor of Science degree in Accountancy. Mr. Christmas serves on the Michigan Bankers Association Funds Management Committee, is an instructor at the Michigan Bankers Association Perry School of Banking, is a member of the Ferris State University College of Business Advisory Board and serves as a Board member and Finance Committee member of the Frederik Meijer Gardens & Sculpture Park and the Make-A-Wish Foundation of Michigan.

Brett E. Hoover, age 54

Executive Vice President, Chief Human Resource Officer of Mercantile and of the Bank

Mr. Hoover was appointed as Executive Vice President, Chief Human Resource Officer of Mercantile and the Bank on January 1, 2024. Previously, Mr. Hoover was Senior Vice President, Human Resource Director of the Bank from March 2022 to December 2023, and prior to that, held the role of Human Resource Associate Director from 2020 to 2022. Mr. Hoover joined the Bank in 2006 as a Vice President, Human Resource Administrator and is a Society for Human Resource Management - Senior Certified Professional.  In addition, he has the Group Benefit Associate (“GBA”) certification. Mr. Hoover serves the local community as the President of the Board of IKUS Life Enrichment Services. He also serves as a Director for the Michigan Bankers Workers Compensation Fund.  Mr. Hoover has previously served on the Board of Grand Rapids Opportunities for Women (“GROW”). He holds a master’s degree in management from Aquinas College.

Tara M. Randall, age 46

Executive Vice President, Chief Experience Officer of the Bank

Ms. Randall is Executive Vice President, Chief Experience Officer of the Bank, a role she has held since January 2024. She previously served as the Chief Retail Banking Officer and has held various roles within the Branch and Retail Operations areas of the Bank since joining the company in 2001. In her current role, she leads the strategic direction of the Bank's Retail, Digital, and Marketing teams. Ms. Randall has served on the West Michigan Advisory Council for Michigan Women Forward since 2019 and holds a B.A. in Mathematics and General Business from Grand Valley State University.

Scott P. Setlock, age 43

Executive Vice President, Chief Operating Officer and Secretary of Mercantile and of the Bank

Mr. Setlock was appointed to the role of Executive Vice President, Chief Operating Officer and Secretary of Mercantile effective January 1, 2024, and has served as Executive Vice President, Chief Operating Officer of the Bank since January 1, 2022. In his nearly 20-year tenure with the Bank, Mr. Setlock has held roles within Commercial Credit, Commercial Credit Management, Commercial Lending and Mortgage Lending Management. He maintains an active role in the community, serving on the Board and Executive Committee of Junior Achievement of the Michigan Great Lakes where he also regularly volunteers directly with students. Mr. Setlock has previously served as an Adjunct Professor of Bank Management at the Seidman College of Business at Grand Valley State University, on the Board and Executive Committee of the Seidman Alumni Board and on the Seidman Finance Advisory Committee. Other prior community service includes holding the role of Board Chair at In the Image for six years and serving on the Heart of West Michigan United Way Campaign Cabinet overseeing the Finance Division. Mr. Setlock graduated from Grand Valley State University with a BBA and an MBA in Finance and Economics. He is also a graduate of the American Banking Association Stonier Graduate School of Banking and associated Wharton leadership programs.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 21

CORPORATE GOVERNANCE

Director Independence

Applicable NASDAQ rules require that a majority of our Board of Directors be independent. In March of 2025, our Board of Directors reviewed the independence of our directors and determined that each of the directors, including those nominated for election at the annual meeting, are independent as defined by applicable NASDAQ rules, with the exception of Mr. Reitsma, who currently serves as President and Chief Executive Officer of Mercantile. Further, in making independence determinations, our Board of Directors has concluded that none of the independent directors has a relationship that in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. While the Board has determined that Mr. Price is independent under applicable NASDAQ and SEC rules, the Board has elected not to place Mr. Price on any of our committees due to the policies of certain institutional shareholders against a former company Chief Executive Officer occupying such a position.

Board Meetings

During 2024, our Board of Directors held a total of eight meetings. During 2024, each director attended at least 78% of the meetings of our Board and its Committees on which he or she then served.

Our Board of Directors has a policy of encouraging members of the Board of Directors to attend the annual meetings of the shareholders. All of our directors then serving on our Board attended last year’s annual meeting, with the exception of David Cassard, who retired from our Board as of the date of the meeting.

Board Committees

Our Board of Directors has, and appoints members to, three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of these committees, as of March 17, 2025, was as follows:

DIRECTOR NAME	Audit Committee	Compensation Committee	Governance & Nominating Committee
Michael S. Davenport*	M	M	M
Thomas D. Dickinson	M	---	---
Michelle L. Eldridge	M	C	M
Joseph D. Jones	---	M	---
Richard D. MacDonald	---	---	M
David B. Ramaker	M	M	C
Nelson F. Sanchez	M	M	M
Sara A. Schmidt	M	---	---
Amy L. Sparks	C	M	M
Shoran R. Williams	M	---	---
TOTAL MEETINGS IN 2024	4	7	4

*    Executive Session Facilitator (ESF)

C = Chairperson

M = Member

Each of the members of these committees is an independent Director as defined by applicable NASDAQ and the SEC rules. Each of these committees has a Charter that has been approved by our Board of Directors and is available on our website, www.mercbank.com.

22 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

AUDIT COMMITTEE

Committee Members:	Primary Responsibilities:

Michael S. Davenport

Thomas D. Dickinson*

Michelle L. Eldridge

David B. Ramaker

Nelson F. Sanchez

Sara A. Schmidt

Amy L. Sparks (Chair)

Shoran R. Williams

Meetings Held in 2024: 4

* Mr. Dickinson retires from the

Committee effective

May 22, 2025.

	■	The Audit Committee has eight members and met four times in 2024.
■

The Audit Committee assists our Board of Directors in overseeing our financial reporting process, internal controls and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of our independent registered public accounting firm.

■

Our Board of Directors has determined that Ms. Eldridge, Mr. Ramaker, Mr. Sanchez, and Ms. Sparks, who are members of the Audit Committee, are qualified as audit committee financial experts, as that term is defined in the rules of the SEC.

	■	More information about the Audit Committee is included below under the heading “Audit Committee Report.”

COMPENSATION COMMITTEE

Committee Members:	Primary Responsibilities:
Michael S. Davenport Michelle L. Eldridge (Chair) Joseph D. Jones David B. Ramaker Nelson F. Sanchez Amy L. Sparks Meetings Held in 2024: 7	■	The Compensation Committee has six members and met seven times in 2024.
	■	The Compensation Committee assists our Board of Directors in carrying out its responsibilities relating to compensation and benefits for our directors, officers, and employees.
	■	The Compensation Committee reviews and approves the goals and objectives relating to the compensation of our executive officers and evaluates the performance of the Chief Executive Officer.
■

The Compensation Committee determines or recommends to our Board for determination, all elements of compensation for our executive officers and considers the results of the most recent advisory vote of the shareholders on executive compensation in making compensation determinations and recommendations.

■

The Compensation Committee reviews the Company’s compensation of its directors, including cash and equity-based compensation and benefits, and recommends or makes changes in compensation for Directors.

■

The Compensation Committee reviews our incentive compensation arrangements to determine whether they encourage excessive risk-taking; administers and makes awards under our stock-based incentive plans for directors, officers and employees, to the extent provided for in the plans; and has sole discretion in retaining or obtaining the advice of a compensation consultant, legal counsel or other adviser (each, a “Compensation Adviser”), and the direct responsibility for the appointment, compensation and oversight of the work of any Compensation Adviser it retains.

	■	The Compensation Committee Charter grants the Compensation Committee the authority, in its discretion, to delegate appropriate matters to subcommittees of the Compensation Committee.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 23

GOVERNANCE AND NOMINATING COMMITTEE

Committee Members:	Primary Responsibilities:
Michael S. Davenport Michelle L. Eldridge Richard D. MacDonald David B. Ramaker (Chair) Nelson F. Sanchez Amy L. Sparks Meetings Held in 2024: 4	■	The Governance and Nominating Committee has six members and met four times in 2024.
■

The Governance and Nominating Committee advises our Board of Directors regarding identification, evaluation, and selection of Board members and candidates nominated to the Board. It also makes recommendations to our Board of Directors regarding the composition, leadership and duties of the Board’s committees.

■

The Committee is responsible for the oversight of environmental, social and governance matters, by reviewing reports, discussing key initiative updates with Management and providing guidance and ensuring the appropriateness of the Company’s strategies and goals.

■

The Committee organizes and conducts an annual performance evaluation of the Board and its committees and an assessment of each individual Director’s performance, reporting the results to the Board of Directors.

■

The Committee is responsible for the development and recommendation to the Board of Directors of the Corporate Governance Guidelines for the Company. The Committee reviews the Guidelines at least once a year, recommending changes as necessary to reflect sound governance practices. The Committee monitors compliance with the Guidelines.

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Board Leadership Structure

Our Board is led by Michael H. Price, Chairman of the Board. Mr. Price is an independent director under applicable NASDAQ and SEC standards. The decision as to who should serve as Chairman of the Board, and who should serve as Chief Executive Officer, and whether those offices should be combined or separate, is properly the responsibility of our Board. The members of our Board possess considerable experience and unique knowledge of the challenges and opportunities we face and are in the best position to evaluate our needs and how best to organize the capabilities of the directors and senior officers to meet those needs. The Board believes that the most effective leadership structure for us at this time is for the roles of Chairman of the Board and Chief Executive Officer to be separate, and these roles are currently served by Mr. Price and Mr. Reitsma, respectively. The Board believes that this leadership structure promotes strategy development and execution and facilitates information flow between management and the Board. As the non-executive Chairman, Mr. Price acts as the key liaison with the Chief Executive Officer, sets the agendas for Board meetings, presides over meetings of the Board and the shareholders, communicates the Board of Directors’ feedback to the Chief Executive Officer and communicates on behalf of the Board with various constituencies involved with the Company.

Unlike many companies, our Board of Directors does not have an Executive Committee through which a Chief Executive Officer and Chairman of the Board are able to undertake decisions without the participation of the full Board of Directors. Instead, our Board of Directors accomplishes most of its corporate governance role, including new director and succession planning, through its committees, which are chartered to undertake significant activities and are made up entirely of independent directors.

In addition, our independent directors participate in at least two executive sessions during the year, in which our non-independent directors do not participate. Any independent director may request additional executive sessions at any meeting. Our executive sessions are led by our executive session facilitator, who is an independent director recommended by our Governance and Nominating Committee and appointed by our Board. Our executive session facilitator is responsible for setting the agenda for executive sessions and leading them. Our current executive session facilitator is Michael S. Davenport.

Board Role in Risk Oversight

Our Board and Audit Committee oversee our risk management practices. In carrying out these responsibilities, our Board appointed Robert Worthington as our Chief Risk Officer. Our Chief Risk Officer, with supervision from our Board, is responsible for the definition, structure, implementation, and coordination of our risk management plan. Our Chief Risk Officer reports to the Chief Operating Officer and meets at least quarterly with our Board and Board Committees to discuss the topics specified below.

Our Chief Risk Officer is the Chair of our Enterprise Risk Management (“ERM”) Committee. The ERM Committee is comprised of senior management, and its purpose is to provide high-level attention and coordination to the risk management process and to discuss and address significant risks that we face. The Board of Directors reviews and discusses the Enterprise-Wide Risk Assessment Report on a quarterly basis with the Chief Risk Officer. Further, at the Bank level, the Bank’s compliance management program includes training, monitoring, policies, procedures and routine oversight to mitigate risks. Regulatory implementation processes, new product reviews, change management processes, and a complaint review process contribute to the strength of the Bank’s controls. The Bank monitors its risk factors continuously, formally documenting risk and control assessments on each factor on a quarterly basis, maintaining historical documentation along with an analysis of the projected and desired risk outcomes and any projected risk discrepancy. The Bank regularly consults with its independent audit firm, legal counsel, independent investment banking firms and regulators to anticipate emerging risks and mitigate future threats.

We have instituted a Disclosure Committee, comprised of senior management, including our internal audit team that meets on a quarterly basis to review controls and procedures. The Disclosure Committee reports to the Audit Committee on a quarterly basis.

Our Chief Risk Officer prepares annual reports assessing risks associated with our compensation plans. The Compensation Committee, with the advice of the Chief Risk Officer, assesses whether our compensation plans encourage taking unnecessary and excessive risks that threaten our value, or encourage the manipulation of reported earnings to enhance the compensation of any employee.

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Cybersecurity and Data Privacy

Mercantile considers safeguarding company and customer information to be among its highest priorities. The Board is responsible for reviewing and approving the Information and Cyber Security Program and Policy (“ICSPP”) and Information and Cyber Security Incident Response Policy (“ICSIRP”) at least annually and monitoring material risks facing our Company.

The Board has tasked a team of senior management (“SMT”) with overseeing efforts to develop, implement and maintain the ICSPP. The SMT designates a chief information security officer (“CISO”) who also serves as the incident response team (“IRT”) leader. The CISO reports to both the SMT and Technology Oversight Committee, which is comprised of members of the Board and management.

The CISO is responsible for leading company-wide cybersecurity strategy, policy, standards, architecture, and processes. The CISO is charged with all logical security related matters, which include but are not limited to PC/server security, network security, internet security, and database and application security. Our ICSIRP is based on applicable federal and state laws as well as cybersecurity incident response best practices. The purpose of the ICSIRP is to define procedures for reporting and responding to cybersecurity incidents. It creates objectives for actionable procedures that can be measured, evaluated, scaled and revised as necessary for each specific incident. These objectives include maximizing the effectiveness of the Company's operations through an established plan of action and assigning responsibilities to appropriate personnel and/or third-party contractors.

The Company has engaged a third-party managed detection and response-company to monitor the security of its information systems around-the-clock, including intrusion detection, and to provide instantaneous alerting should a cybersecurity event occur. If a cybersecurity threat or cybersecurity incident is identified through the Company’s information systems, the CISO and IRT will take immediate steps to mitigate the threat and assess any damages. Upon report from the CISO, the SMT will evaluate the materiality of the cybersecurity threat or cybersecurity incident to determine if any public disclosures are required under the Security and Exchange Commission’s cybersecurity disclosure rule. If deemed necessary, third-party consultants, legal counsel, and assessors will be engaged to evaluate the materiality assessment.

As part of its oversight responsibilities, the Board of Directors is responsible for discussing with the SMT our major risk exposures, such as cybersecurity, and the steps management has taken to monitor and control those exposures, including our risk assessment and risk management policies. The Board also monitors our compliance with legal and regulatory requirements and the risks associated therewith. On a regular basis, the Board reviews with the SMT significant areas of risk exposure involving cybersecurity. The CISO prepares reports on IT general controls and cybersecurity metrics for the SMT and Board on a regular basis, and the CISO presents those reports to the SMT and Board and addresses any questions and concerns raised by the SMT and Board. At least annually, the Board meets with the CISO in person to discuss cybersecurity in greater detail.

Nominee Selection

The Governance and Nominating Committee considers candidates who are recommended by its members, by other Board members, by shareholders, and by management. Although the Governance and Nominating Committee has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. In evaluating a candidate for recommendation as a director nominee, the Committee will consider such matters as it deems appropriate, including the candidate's personal and professional integrity, business judgment, diversity, relevant experience and skills, and potential to be an effective director in collaboration with the rest of our Board of Directors, collectively serving the long-term interests of our shareholders. The Committee considers diversity as one of many important aspects as it evaluates director candidates for both of the Boards. Mercantile is committed to fostering, cultivating and preserving a culture of respect and dignity for each individual. We believe that embracing human diversity makes the organization stronger and reflective of the communities we serve. The Committee considers gender, racial and ethnic diversity to be an asset when identifying director candidates. Currently, more than 50% of our Board members possess characteristics of racial and gender diversity, our Audit Committee and Compensation Committee are each chaired by a female director and our Executive Session Facilitator identifies as a diverse director. Our four first-time director nominees were recommended by management based upon their prior service on the Bank Board.

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The Governance and Nominating Committee will consider as potential nominees persons recommended by shareholders, provided they comply with the advance notice and other requirements set forth in our articles of incorporation. Recommendations should be submitted to the Governance and Nominating Committee in care of the Secretary, Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan 49504. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. The Governance and Nominating Committee does not evaluate potential nominees for directorship differently based on whether they are recommended by a shareholder.

Board Diversity

Mercantile is committed to fostering, cultivating, and preserving a culture of respect and dignity for each individual. We believe that embracing human diversity makes us a better organization. The Governance and Nominating Committee considers gender, racial and ethnic diversity to be an asset when identifying director candidates. More than 50% of our Board members possess characteristics of racial and gender diversity, our Audit Committee and Compensation Committee are each chaired by a female director and our Executive Session Facilitator identifies as a diverse director. The Governance and Nominating Committee considers diversity as one of many important aspects as we contemplate director candidates for our Board. We also believe that the composition of our Board has consistently demonstrated diversity as defined by viewpoint, background, geographic representation and professional experience.

Communications with Directors

Shareholders and other persons may send communications to members of our Board of Directors who serve on the Audit Committee by utilizing the webpage on our website, www.mercbank.com, designated for that purpose. Communications received through the webpage are reviewed by a member of our internal audit staff and the Chair of the Audit Committee. Communications that relate to functions of our Board of Directors or its committees, or that either of them believes requires the attention of members of our Board of Directors, are provided to the entire Audit Committee and reported to our Board of Directors by a member of the Audit Committee. Directors may review a log of these communications and request copies of any of the communications.

Code of Ethics and Insider Trading Policy

We have adopted a written Code of Ethics that applies to all our and the Bank’s directors, officers and employees, including our Chief Executive Officer and our Chief Financial Officer. We have posted a copy of the code on our website, www.mercbank.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code. Information contained in, or accessible through, our website does not constitute part of this proxy statement.

We have also adopted an Insider Trading Policy that prohibits directors, officers and employees of the Company and Mercantile Bank from purchasing or selling any Company security while in possession of material non-public information about the Company. We have posted a copy of the policy on our website, www.mercbank.com. The policy also prohibits the directors, executive officers, and employees, of the Company and the Bank, including members of the strategic planning team and Asset/Liability Management Committee, and their related persons, from hedging our stock, engaging in short sales or buying or selling put or call options on our stock, or holding our stock in margin accounts. Further, the policy prohibits executive officers and directors of Mercantile and the Bank from pledging our stock as collateral for a lending relationship without first submitting the facts and circumstances of the proposed pledge to an appointed compliance officer and obtaining prior approval of the Governance and Nominating Committee. The policy allows the Governance and Nominating Committee to either reject the proposed pledge, permit the proposed pledge, or place conditions upon the proposed pledge, as it deems prudent to protect the interests of Mercantile and its shareholders.

Human Rights Policy

We have adopted a written Human Rights Policy that applies at the Company and the Bank level. A copy of the Human Rights Policy is located on our website, www.mercbank.com, under Investor Relations/Overview/Governance Documents. Mercantile recognizes the important responsibility to respect human rights and is fully committed to bringing products and services to the markets served, respecting human rights, and adding value to all the relationships that are built. Each member of the team shall be accorded the utmost respect, and all will be given equal opportunity and encouragement to achieve their full potential. Mercantile believes in the principles of equality and non-discrimination, is committed to treating all individuals with respect and dignity and works to promote the opportunity for all people throughout the organization to exercise and enjoy their fundamental human rights. This is done in accordance with Mercantile’s endorsement of the United Nations Guiding Principles on Business and Human Rights and the United Nations Sustainable Development Goals.

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Environmental Policy

We have adopted a written Environmental Policy that applies at the Company and the Bank level. We have posted a copy of the Environmental Policy on our website, www.mercbank.com, under Investor Relations/Overview/ Governance Documents. The primary goal of Mercantile’s environmental posture is to minimize, to the extent possible, our adverse impacts to the natural world as we carry out our mission to our stakeholders. We recognize that everyone depends on the health of the planet in order to thrive.

Supplier Diversity Program Policy and Supplier and Vendor Code of Conduct

We have adopted a written Supplier Diversity Program Policy that applies at the Company and the Bank level and a Supplier and Vendor Code of Conduct that applies to all our suppliers and vendors. We have posted a copy of the Supplier Diversity Program Policy on our website, www.mercbank.com, under Investor Relations/Overview/ Governance Documents. The purpose of Mercantile’s Supplier Diversity Program is to identify the best suppliers, support our competitive pledge of excellence, ensure customer satisfaction, increase sustainability, and promote diversity, innovation and social responsibility while reflecting, supporting and creating a positive economic impact in the communities that Mercantile serves.

Anti-Bribery and Anti-Corruption Policy

We have adopted an Anti-Bribery and Anti-Corruption Policy that applies at the Company and Bank level. We have posted a copy of the Anti-Bribery and Anti-Corruption Policy on our website, www.mercbank.com, under Investor Relations/Overview/ Governance Documents. Mercantile is committed to doing business with integrity and the highest ethical standards, in accordance with all applicable anti-bribery and anti-corruption laws and regulations. The purpose of the Anti-Bribery and Anti-Corruption Policy is to set standards for the prevention of corruption and bribery, to outline clear guidance for compliance with all applicable anti-bribery and anti-corruption laws and provide direction for the reporting of any suspected violations.

Clawback Policy

We have adopted a Clawback Policy which provides for the recovery of certain incentive compensation in the event of an accounting restatement. Under the Clawback Policy, if the Company’s financial results are restated, due to the Company’s material noncompliance with any financial reporting requirements under securities laws, the portion of any amounts of incentive compensation paid to the Company’s current and former executive officers based on erroneous data will be recouped from those current and former executive officers, as determined by our Compensation Committee. We have posted a copy of the Clawback Policy on our website, www.mercbank.com, under Investor Relations/Overview/ Governance Documents.

Cybersecurity and Risk Management

We have adopted a Cyber Security Program and Policy and an Information and Cyber Security Incident Response Policy that apply at the Company and the Bank level. The purpose of the Cyber Security Program and Policy is to set standards for the implementation and management of security measures that safeguard customer and company information. The purpose of the Information and Cyber Security Incident Response Policy is to define procedures for reporting and responding to cybersecurity incidents. The Company has also engaged a third-party managed detection and response company to monitor the security of its information systems around-the-clock, including intrusion detection, and to provide instantaneous alerting should a cybersecurity event occur. The Board of Directors oversees the senior management team and chief information security officer who are primarily responsible for assessing and managing the Company’s cybersecurity risk.

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Compensation Committee Interlocks and Insider Participation

None of Mercantile’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of Mercantile or member of the Compensation Committee during fiscal year 2024.

No member of the Compensation Committee has any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K.

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AUDIT COMMITTEE REPORT

Each member of the Audit Committee is independent, as independence for audit committee members is defined in the NASDAQ listing standards and the rules of the SEC. The Audit Committee’s primary purpose is to assist the Board of Directors in overseeing:

■	the accounting and financial reporting process;
■	audits of financial statements and internal control over financial reporting;
■	internal accounting and disclosure controls; and
■	the internal audit functions.

In carrying out its responsibilities, the Audit Committee supervises the relationship between Mercantile and its independent registered public accounting firm and carries direct responsibility for the independent registered public accounting firm’s appointment, compensation and retention, reviewing the scope of its audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, as well as the internal audit plan.

Management is responsible for the preparation, presentation, and integrity of Mercantile’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reporting to the Audit Committee on any significant deficiencies or material weaknesses that are found. Our independent registered public accounting firm for 2024, Plante & Moran, PLLC (“Plante & Moran”), was responsible for auditing Mercantile’s financial statements and internal control over financial reporting and for reviewing its unaudited quarterly financial statements.

The Audit Committee reviewed with Plante & Moran the overall scope and plan of the audit. In addition, the Audit Committee met with Plante & Moran, with and without management present, to discuss the results of Plante & Moran’s audit, its evaluation of Mercantile’s internal control over financial reporting, the overall quality of Mercantile’s financial reporting and such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received from, and discussed with, Plante & Moran the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees) as amended.

The Audit Committee has discussed with Plante & Moran that firm’s independence from management and Mercantile and has received from Plante & Moran the written disclosures and the letter required by applicable requirements of the PCAOB regarding Plante & Moran’s communications with the Audit Committee concerning independence. The Audit Committee has also considered the compatibility of audit related and tax services with Plante & Moran’s independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2024, with both management and our independent registered public accounting firm. The Audit Committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

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Additionally, the Audit Committee evaluates the performance of Mercantile’s independent registered public accounting firm, including the senior audit engagement team, each year and determines whether to reengage the current independent registered public accounting firm or consider other audit firms. As a threshold matter, the Committee confirms that the most recent PCAOB inspection report pertaining to the current firm does not contain any information that would render inappropriate its continued service as Mercantile’s independent public accountants, including consideration of the public portion of the report and discussion in general terms of the types of matters covered in the non-public portion of the report. The Audit Committee also considers: (i) the quality, efficiency and cost-effectiveness of the previous services rendered by the current auditors; (ii) the auditor’s technical expertise and knowledge of Mercantile’s operations and industry; and (iii) the effectiveness of the auditor’s audit plan and communication with management.

Audit Committee Michael S. Davenport Thomas D. Dickinson Michelle L. Eldridge David B. Ramaker Nelson F. Sanchez Sara A. Schmidt Amy L. Sparks, Chair Shoran R. Williams

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Compensation Committee Michael S. Davenport Michelle L. Eldridge, Chair Joseph D. Jones David B. Ramaker Nelson F. Sanchez Amy L. Sparks

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy

Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation that will attract and retain executive talent. Our Compensation Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance and increasing shareholder value over the long term. The design of executive compensation programs affects all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all our employees.

We believe that the compensation of our executive officers should reflect their performance as a management team and as individuals. By setting key operating objectives, such as growth in revenues, growth of operating earnings and earnings per share, and growth or maintenance of market share, we expect to be successful in providing increasing value to our shareholders. We believe that the performance of our executive officers in managing our business, when considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on short-term results, whether favorable or unfavorable, but rather on long-term operating results which truly reflect the ability of our executives to manage our business. Long-term gains in shareholder value will be reflected in executive compensation through our stock-based compensation and other equity incentive programs.

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Our policy for allocating between currently paid and long-term compensation is to provide adequate base compensation to attract and retain personnel, while offering incentives to maximize long-term value for our shareholders. We provide cash compensation in the form of a base salary to meet competitive salary norms and reward good performance on an annual basis, and, in years when the Compensation Committee determines it appropriate, in the form of bonus compensation to reward superior performance against short-term goals. We provide stock-based compensation to reward superior performance against specific objectives and long-term strategic goals. Our Compensation Committee granted performance-based restricted stock to our executive officers in 2023, 2022, and 2021.

Our Compensation Committee reviews and takes into consideration elements such as the following in setting compensation policies:

●

peer group comparisons with our financial performance, including net interest margin, efficiency ratio, return on average assets, return on average equity, shareholder returns, stock price, stock price to earnings ratios and stock yield;

●

strategic planning effectiveness and attainment of strategic goals, ability to react to changing markets and conditions, leadership and vision provided to employees and other stakeholders, and succession planning and effectiveness;

●	regulatory requirements and results of audits and examinations;
●	amount of time and effort expended by employees for our communities;
●	rate of employee turnover;
●	content and effectiveness of our employee training;
●	results of any employee surveys;
●	general attitude of employees;
●	ability to retain and attract new employees;
●	any customer complaints that come to our attention;
●	level and commitment of our executive officers to our communities; and
●	financial commitment to our communities

Our Compensation Committee’s goal is to establish salary compensation for the executive officers based upon our operating performance relative to comparable peer companies over a three-year period. In setting base salaries, consideration is given to salary compensation of executive officers with comparable qualifications, experience and responsibilities at financial institutions within our peer group. Operating performance and salary compensation information is obtained from the annual SNL Executive Compensation Review for Banks and Thrifts. We also utilize industry compensation studies prepared by the Michigan Bankers Association and an independent public accounting firm, but to a lesser degree.

Our Compensation Committee may engage an independent compensation consultant periodically to conduct a competitive analysis of our executive compensation program relative to the market. In 2024, the Compensation Committee engaged AON to provide a market analysis of our executive compensation program, including base salary, target annual incentive, target total cash compensation, long-term incentives, and total direct compensation. The Compensation Committee concluded that AON is independent under applicable SEC and NASDAQ rules, based on the Committee’s review of the services provided to the Committee and information provided by AON, and concluded that no conflict of interest existed that would prevent AON from independently advising the Compensation Committee.

The peer group of companies, which was utilized by the Compensation Committee as a reference for 2025 and 2024 compensation decisions, is listed below.

2024 AND 2025 PEER GROUP
Byline Bancorp, Inc.	Lakeland Financial Corporation
Community Trust Bancorp, Inc.	Midland States Bancorp, Inc.
Farmers National Banc Corp.	Nicolet Bancshares, Inc.
First Financial Corporation	Peoples Bancorp, Inc.
First Mid Bancshares, Inc.	Old Second Bancorp, Inc.
German American Bancorp, Inc.	Stock Yards Bancorp, Inc.
Horizon Bancorp, Inc.	1st Source Corporation
Independent Bank Corporation

Consistent with the Compensation Committee’s philosophy and guiding principles for determining overall executive compensation, the Compensation Committee does not target any particular percentile at which to align compensation. However, the Compensation Committee will use the peer group median as a reference point when making pay decisions. Although the median is used as a reference point, actual levels of pay depend on a variety of factors such as experience, seniority, and individual and Company performance.

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Base Salary

Based on the recommendation of our Compensation Committee, the Board increased the 2023 base salary for Mr. Kaminski by approximately 5.00%, Mr. Reitsma by approximately 10.00%, and Mr. Christmas by approximately 6.00%. These increases were merit-based. Based on the recommendation of our Compensation Committee, the Board increased the 2024 base salary for Mr. Reitsma by 18.61% based on the transition to his new role, Mr. Christmas by 5.08%, and Mr. Hoover by 25.00%. These increases were promotion and merit based. Mr. Kaminski’s 2024 base salary was not increased in view of his pending retirement. On June 20, 2024, based on the recommendation of our Compensation Committee, the Board approved an additional increase in the annual base salary of Mr. Reitsma by 31.34% given his promotion to Chief Executive Officer and President of both the Company and the Bank effective June 1, 2024. On November 21, 2024, based on the recommendation of our Compensation Committee, the Board determined to make base salary adjustments for the executive officers effective in the first payroll period of March 2025, so that officer salary adjustments are made on the same schedule that apply to other employees of the Bank. Based on the operating performance of the Company, including its performance relative to comparable companies, the qualifications and demonstrated performance of each of the officers, the extent to which the qualifications and performance bring value to shareholders and the communities to which the Company services, and the information presented by independent compensation consultant, AON, the Board increased the 2025 base salary for Mr. Reitsma by 10.47%, Mr. Christmas by 7.00%, Mr. Augustyn by 7.00%, Mr. Setlock by 7.00%, and Mr. Hoover by 7.00%.

Executive Officer Bonus Compensation

For most years, it has been our policy to provide cash bonus awards for eligible executive officers and employees based on predetermined performance goals. We believe that paying such cash awards:

●	promotes the growth, profitability, and expense control necessary to accomplish corporate strategic long-term plans;
●	encourages superior results by providing a meaningful incentive; and
●	supports teamwork among employees.

We adopted bonus plans for our executive officers in each of 2024, 2023, and 2022, as described below.

Bonus Plan for 2024

On July 11, 2024, we adopted an Executive Officer Bonus Plan for 2024 (the “2024 Executive Officer Bonus Plan”), which provided for cash bonuses for our executive officers.

AON, the Compensation Committee’s independent compensation consultant, recommended including a “stretch” goal to incent performance in the 2024 Executive Officer Bonus Plan. To that end, the Compensation Committee determined that it was appropriate to establish a target level of performance for each metric (the “Target Level”) and a maximum level of performance for each metric (the “Maximum Level”). If performance on a metric is at the Target Level, the percentage associated with that metric which would be credited toward the calculation of the bonus pool would be at the Target Percentage shown in the chart below. If performance on a metric is at or above the Maximum Level, the percentage associated with that metric which would be credited toward calculation of the bonus pool would be at the Maximum Percentage shown in the chart below. The amount that would be allocated to the bonus pool under the Plan would depend on the Company’s performance on each of the metrics. If the Company’s performance on each metric is at the Target Level, the amount allocated to the Executive Officer Bonus Pool is $1,137,897 (the “Target Bonus Pool”). The amount allocated to the Executive Officer Bonus Pool would be increased if the Company’s performance on one or more bonus metrics exceeds the Target Level but will not be greater than 150% of the Target Bonus Pool, or $1,706,845 (the “Maximum Bonus Pool”). A linear interpolation would be used to determine the amount allocated to the Executive Officer Bonus Pool in the event that Company performance on one or more metrics falls between the Target Level and the Maximum Level. The bonus pool would be appropriately adjusted if (a) a newly hired employee became eligible to participate in the plan, (b) a participant's base salary was adjusted during the year, or (c) a participant became ineligible before December 31, 2024.

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The achievement of targets was measured pre-bonus accrual and excluding unbudgeted and one-time/non-core income and expenses, as established by our Compensation Committee:

METRICS FOR THE 2024 EXECUTIVE OFFICER BONUS PLAN

TARGET LEVEL	MAXIMUM LEVEL	METRIC	TARGET	125%	150%	FINAL RESULT	PAYOUT
25.0%	37.50%	Earnings Per Share	$4.86	$5.35	$5.59	$5.29	30.5%
12.5%	18.75%	Return on Assets	1.43%	1.57%	1.64%	1.51%	14.3%
12.5%	18.75%	Net Interest Margin	3.68%	4.05%	4.23%	3.58%	0.0%
12.5%	18.75%	Efficiency Ratio	52.5%	50.0%	47.5%	51.00%	14.4%
12.5%	18.75%	Non-Performing Assets	< 0.50%	< 0.25%	< 0.10%	0.09%	18.7%
25.0%	37.50%	Loans-to-Deposits	108%	104%	102%	98%	37.5%
100%	150%						115.4%

The target levels are based on GAAP financial measures.

The award amount was paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2024 salary (and the pro-rated 2024 salary of Mr. Kaminski, who retired effective June 1, 2024), not to exceed the amounts shown in the following table:

EXECUTIVE OFFICER	TARGET PERCENTAGE	MAXIMUM PERCENTAGE
Robert B. Kaminski	55.0%	82.5%
Raymond E. Reitsma	60.0%	90.0%
Charles E. Christmas	40.0%	60.0%
Mark S. Augustyn	35.0%	52.5%
Scott P. Setlock	35.0%	52.5%
Brett E. Hoover	30.0%	45.0%

Payments under the 2024 Executive Officer Bonus Plan were subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of our Board of Directors.

We attained 115% of the targets established in the 2024 Executive Officer Bonus. The bonus pool of $1,222,330 under the 2024 Executive Officer Bonus Plan was paid to our executive officers as follows:

EXECUTIVE OFFICER	PAYMENT	PERCENT OF 2024 SALARY
Robert B. Kaminski	$175,518	63.2%
Raymond E. Reitsma	$458,850	69.1%
Charles E. Christmas	$190,900	46.0%
Mark S. Augustyn	$169,362	40.3%
Scott P. Setlock	$132,825	40.2%
Brett E. Hoover	$94,875	34.5%

Payments under the 2024 Executive Officer Bonus Plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Bonus Plan for 2023

On June 22, 2023, we adopted an Executive Officer Bonus Plan for 2023 (the “2023 Executive Officer Bonus Plan”), which provided for cash bonuses for our executive officers.

The maximum amount that could be allocated to the bonus pool was $884,495 under the 2023 Executive Officer Bonus Plan provided, however, that the maximum amount would be appropriately adjusted if (a) a newly hired employee became eligible to participate in the plan, (b) a participant's base salary was adjusted during the year, or (c) a participant became ineligible before December 31, 2023.

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Payment from the bonus pool under the 2023 Executive Officer Bonus Plan, if any, was based on the achievement of targets under the following metrics for 2023, which were measured pre-bonus accrual and excluding unbudgeted and one-time/non-core income and expenses, as established by our Compensation Committee:

METRICS FOR THE 2023 EXECUTIVE OFFICER BONUS PLAN

PERCENTAGE OF TOTAL	METRIC	TARGET	RESULTS	MET?
25.0%	Earnings Per Share	$5.09 for 2023	$5.46	Yes
12.5%	Return on Assets	1.61% for 2023	1.73%	Yes
12.5%	Return on Equity	17.30% for 2023	18.35%	Yes
12.5%	Net Interest Margin	3.96% for 2023	4.05%	Yes
12.5%	Efficiency Ratio	49.40% for 2023	48.05%	Yes
12.5%	Non-Performing Assets	Average < 0.50% for 2023	0.11%	Yes
12.5%	Wholesale Funds	Average < 20% for 2023	11%	Yes

The target levels are based on GAAP financial measures.

The award amount was paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2023 salary, not to exceed 55% of the 2023 salary of the Chief Executive Officer; 50% of the 2023 salary of the President of the Bank; 40% of the 2023 salary of the Chief Financial Officer; 30% of the 2023 salary of the Chief Human Resource Officer, and 20% of the 2023 salary of the Chief Risk Officer. Any bonus awards that were earned under the 2023 Executive Officer Bonus Plan were paid to the executive officers on or before March 15, 2024.

Payments under the 2023 Executive Officer Bonus Plan were subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of our Board of Directors.

We attained 100% of the targets established in the 2023 Executive Officer Bonus Plan. The bonus pool of $884,495 under the 2023 Executive Officer Bonus Plan was paid to our executive officers as follows:

EXECUTIVE OFFICER	PAYMENT	PERCENT OF 2023 SALARY
Robert B. Kaminski, Jr.	$366,135	55%
Raymond E. Reitsma	$242,392	50%
Charles E. Christmas	$157,968	40%
Brett E. Hoover	$66,000	30%
Robert T. Worthington	$52,000	20%

Payments under the 2023 Executive Officer Bonus Plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Bonus Plan for 2022

On July 14, 2022, we adopted an Executive Officer Bonus Plan for 2022 (the “2022 Executive Officer Bonus Plan”), which provided for cash bonuses for our executive officers.

The maximum amount that could be allocated to the bonus pool was $729,950 under the 2022 Executive Officer Bonus Plan provided, however, that the maximum amount would be appropriately adjusted if (a) a newly hired employee became eligible to participate in the plan, (b) a participant's base salary was adjusted during the year, or (c) a participant became ineligible before December 31, 2022.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 35

Payment from the bonus pool under the 2022 Executive Officer Bonus Plan, if any, was based on the achievement of targets under the following metrics for 2022, which were established by our Compensation Committee.

METRICS FOR THE 2022 EXECUTIVE OFFICER BONUS PLAN

PERCENTAGE OF TOTAL	METRIC	TARGET	RESULTS	MET?
25.0%	Earnings Per Share	$3.86 for 2022	$4.20	Yes
12.5%	Level of Non-Performing Assets	Average of not more than 0.50% as a percent of total assets measured quarterly during 2022	0.16%	Yes
12.5%	Net Interest Margin*	3.05% for 2022	3.33%	Yes
12.5%	Net Revenue*	$180.7 million for 2022	$189.8 million	Yes
12.5%	Efficiency Ratio*	56.30% for 2022	52.95%	Yes
12.5%	Return on Assets*	1.21% for 2022	1.32%	Yes
12.5%	Return on Equity*	13.65% for 2022	15.35%	Yes

(*)	Measured pre-bonus-accrual and excluding unbudgeted one-time/non-core income and expenses

The target levels are based on GAAP financial measures.

The award amount was paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2022 salary, not to exceed 55% of the 2022 salary of the Chief Executive Officer; 45% of the 2022 salary of the President of the Bank; 35% of the 2022 salary of the Chief Financial Officer; and 20% of the 2022 salary of the Chief Risk Officer. Any bonus awards that were earned under the 2022 Executive Officer Bonus Plan were paid to the executive officers on or before March 15, 2023.

Payments under the 2022 Executive Officer Bonus Plan were subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of our Board of Directors.

We attained 100% of the targets established in the 2022 Executive Officer Bonus Plan. The bonus pool of $730,315 under the 2022 Executive Officer Bonus Plan was paid to our executive officers as follows:

EXECUTIVE OFFICER	PAYMENT	PERCENT OF 2022 SALARY
Robert B. Kaminski, Jr.	$348,700	55%
Raymond E. Reitsma	$198,393	45%
Charles E. Christmas	$131,222	35%
Robert T. Worthington	$52,000	20%

Payments under the 2022 Executive Officer Bonus Plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Due to the outstanding financial performance of the Company, the Compensation Committee decided to award an additional discretionary bonus of $20,000 to Mr. Christmas (for a total bonus of $151,222 or approximately 40% of his 2022 base salary).

Stock Incentive Plan

The overall objective for our stock-based compensation is to provide an equitable and competitive means to reward our executive and other officers for their contributions to our long-range success. Our goal is to meet the following objectives:

●	link each participant’s remuneration to our long-term success through the appreciation of stock price;

●	align the interests of our officers with the interests of our shareholders by linking the long-term value of the compensation to shareholder returns;

●	provide annual long-term incentive awards that are market competitive; and

●	improve our ability to attract and retain officers.

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Historically, we have made stock-based awards annually in late Fall in conjunction with the performance review of our executive and other officers, and it had generally been our practice to make stock-based awards to all recipients on the same date. In 2024, we did not make any stock-based awards. Instead, grants of restricted stock were made in February 2025 to align with the schedule that applies to all other compensation adjustments for employees of the Company and the Bank.

In recent years, we have utilized restricted stock as our primary long-term incentive tool to retain and motivate our key employees. We believe this is an excellent way to reward them for, and to motivate them toward, superior performance. Restricted stock is an important retention instrument in that it has immediate value to the recipient. Unlike stock option grants that create economic value only if the stock price appreciates above the price at the date of grant, restricted stock provides value and motivation to the recipient even if the stock price declines.

Prior to 2018, we granted restricted stock subject to time-based vesting to our executive officers and other key employees. Beginning in 2018, the vesting of restricted stock awards made to our executive officers was subject to the attainment of performance goals, while awards to all other employees was subject to time-based vesting.

With respect to the 2025 stock-based awards, the Compensation Committee considered information presented by the independent compensation consultant, AON, which recommended that time-based vesting be included as a component of the stock grants to our executive officers as a common market practice. Therefore, for 2025, the Compensation Committee determined to make restricted stock awards to our executive officers, 35% of which are subject to time-based vesting, and 65% of which are subject to performance goals.

In February 2025, we awarded shares of time-based restricted stock to 133 employees and shares of performance-based and time-based restricted stock to our executive officers.

The time-based restricted stock granted in 2022, 2023 and 2025 to key employees and to executive officers (with respect to 35% of the 2025 award) is subject to a three-year vesting period to encourage retention as well as provide value to our key employees.

In order to become vested in their performance-based restricted stock, our executive officers would need to be employed throughout the three-year performance period, which satisfies a retention goal, and Mercantile must meet certain pre-determined financial performance goals. The Compensation Committee believes it is important for the performance-based restricted stock, which is intended to be a long-term incentive, to focus our executive officers on, and reward them for, the achievement of multi-year performance objectives. The performance goals were set at a target performance level. If Mercantile meets the target performance level, the executive officers would be vested in the number of shares designated as the “target award.” Performance levels would also be set at a maximum level to provide an incentive for superior performance, and at a threshold level, below which no shares would be earned. Depending on Mercantile’s performance relative to the performance goals, the executive officers could earn between 0% and 150% of the target award.

Beginning in December 2020, the Company evaluated our progress toward achieving the performance goals set for the outstanding performance-based grants. Based on our actual and projected financial performance as of late December of each year, the Company will annually adjust the number of shares that are anticipated to be earned at the end of the three-year performance period. This process is intended to align the number of shares used for financial reporting purposes as well as more accurately project the amount of compensation that will be earned by our officers in the form of performance-based restricted stock.

Equity awards are discretionary and, beginning in 2025, will generally be granted to our key employees and our named executive officers during the first quarter of the applicable fiscal year. The Company does not currently grant stock options to its employees. Subject to the approval of the ESPP by our shareholders and, following its adoption, eligible employees, excluding our officers subject to Section 16 of the Securities Exchange Act of 1934 , may voluntarily enroll in the ESPP and receive an option to purchase shares at a discount using payroll deductions accumulated during the prior calendar quarter. Purchase dates under the ESPP are generally the last trading day in each calendar quarter. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 37

Grant of Performance-Based Restricted Stock for the 2025-2027 Performance Period

Our Compensation Committee determined the goals and the target number of shares for the 2025-2027 performance period in February 2025. For the performance period of 2025-2027, our Compensation Committee set the target number of shares by reference to the 2025 base salary of each executive officer, as follows: Mr. Reitsma, 65%; Mr. Christmas, 45%, Mr. Augustyn, 45%, Mr. Setlock, 45%, and Mr. Hoover, 40%. Attainment of the performance goals in 2025 will be measured by the Company’s performance as compared to an index of similarly sized bank holding companies to be designated by the Compensation Committee. Under this methodology, a “Target Performance” equates to the 50th percentile of the index, while the “Maximum Performance” and “Threshold Performance” metrics equate to the 75th percentile and 25th percentile, respectively. A linear interpolation is used to determine the payout in the event a measurement criteria falls between the threshold and the target, or target and maximum, performance levels.

The performance goals for the performance period are based on a comparison of Mercantile’s average performance over the performance period to the index over the performance period (i.e., the summation of performance for calendar years 2025, 2026, and 2027 divided by three) for:

(1)	Total Shareholder Return (weighted at 33.33%);

(2)	Return on Average Equity (“ROE”) (weighted at 33.33%); and

(3)	Diluted Earnings per Share Change (“Diluted EPS Change”) (weighted at 33.33%).

Our Compensation Committee will determine whether the performance goals have been met by taking into consideration Mercantile’s performance as compared to the index. In addition, our Compensation Committee may take into consideration other factors as the Compensation Committee may determine and approve in its sole discretion. In its discretion, the Compensation Committee may adjust performance goals and performance measure results during the performance period for extraordinary events or accounting adjustments associated from significant asset purchases or dispositions or other events not contemplated or otherwise considered when the performance goals and targets were established. Following the Compensation Committee’s determination, the shares will become vested, in whole or in part, on February 15, 2028.

Grant of Performance-Based Restricted Stock for the 2024-2026 Performance Period

Our Compensation Committee determined the goals and the target number of shares for the 2024-2026 performance period in December 2023. For the performance period of 2024-2026, our Compensation Committee set the target number of shares by reference to the 2024 base salary of each executive officer, as follows: Mr. Kaminski, 55%; Mr. Reitsma, 55%; Mr. Christmas, 45%, Mr. Hoover, 40%, and Mr. Worthington, 20%. The number of shares of performance-based restricted stock earned during the performance period will be based upon Mercantile’s achievement of certain performance levels for each of the measurement criteria. The performance goals for the performance period are based on a comparison of Mercantile’s average performance over the performance period (i.e., the summation of performance for calendar years 2024, 2025, and 2026 divided by three) for:

(1)	Return on Average Assets (“ROAA”) (weighted at 25%);

(2)	Diluted Earnings per Share Change (“Diluted EPS Change”) (weighted at 50%); and

(3)	Return on Average Equity (“ROE”) (weighted at 25%).

Our Compensation Committee will determine whether the performance goals have been met by taking into consideration Mercantile’s performance as compared to budget. In addition, our Compensation Committee may take into consideration the 3-year average of the median performance for the Peer Group with respect to ROAA, Diluted EPS Change and ROE, business unit and individual performance and such other factors as the Committee may determine and approve in its sole discretion. The “Peer Group” means a group of similarly sized financial institutions located in the Midwest, as determined by the Compensation Committee in its sole discretion; provided, however, that a financial institution will be deleted from the Peer Group for 2026 if it has not reported its year-end financial results by January 31, 2027. Following the Compensation Committee’s determination, the shares will become vested, in whole or in part, on February 15, 2027.

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The Company did not make any adjustments in December 2024 to the number of shares that are expected to be earned by our executive officers based on our actual and expected performance for the 2024–2026 performance periods.

Grant of Performance-Based Restricted Stock for the 2023-2025 Performance Period

Our Compensation Committee determined the goals and the target number of shares for the 2023-2025 performance period in December 2022. For the performance period of 2023-2025, our Compensation Committee set the target number of shares by reference to the 2023 base salary of each executive officer, as follows: Mr. Kaminski, 55%; Mr. Reitsma, 50%; Mr. Christmas, 45%; and Mr. Worthington, 20%. The number of shares of performance-based restricted stock earned during the performance period will be based upon Mercantile’s achievement of certain performance levels for each of the measurement criteria. The performance goals for the performance period are based on a comparison of Mercantile’s average performance over the performance period (i.e., the summation of performance for calendar years 2023, 2024 and 2025 divided by three) for:

(1)	Return on Average Assets (“ROAA”) (weighted at 25%);

(2)	Diluted Earnings per Share Change (“Diluted EPS Change”) (weighted at 50%); and

(3)	Return on Average Equity (“ROE”) (weighted at 25%).

Our Compensation Committee will determine whether the performance goals have been met by taking into consideration Mercantile’s performance as compared to budget. In addition, our Compensation Committee may take into consideration the 3-year average of the median performance for the Peer Group with respect to ROAA, Diluted EPS Change and ROE, business unit and individual performance and such other factors as the Committee may determine and approve in its sole discretion. The “Peer Group” means a group of similarly sized financial institutions located in the Midwest, as determined by the Compensation Committee in its sole discretion; provided, however, that a financial institution will be deleted from the Peer Group for 2025 if it has not reported its year-end financial results by January 31, 2026. Following the Compensation Committee’s determination, the shares will become vested, in whole or in part, on February 15, 2026.

The Company did not make any adjustments in December 2023 or December 2024 to the number of shares that are expected to be earned by our executive officers based on our actual and expected performance for the 2023–2025 performance periods.

Grant of Performance-Based Restricted Stock for the 2022-2024 Performance Period

Our Compensation Committee determined the goals and the target number of shares for the 2022-2024 performance period in December 2021. For the performance period of 2022-2024, our Compensation Committee set the target number of shares by reference to the 2022 base salary of each executive officer, as follows: Mr. Kaminski, 55%; Mr. Reitsma, 50%; Mr. Christmas, 45%; and Mr. Worthington, 20%. Ms. Wiersma did not receive a grant due to her pending retirement of March 4, 2022. The number of shares of performance-based restricted stock earned during the performance period will be based upon Mercantile’s achievement of certain performance levels for each of the measurement criteria. The performance goals for the performance period are based on a comparison of Mercantile’s average performance over the performance period (i.e., the summation of performance for calendar years 2022, 2023 and 2024 divided by three) for:

(1)	Return on Average Assets (“ROAA”) (weighted at 25%);

(2)	Diluted Earnings per Share Change (“Diluted EPS Change”) (weighted at 50%); and

(3)	Return on Average Equity (“ROE”) (weighted at 25%).

Our Compensation Committee will determine whether the performance goals have been met by taking into consideration Mercantile’s performance as compared to budget. In addition, our Compensation Committee may take into consideration the 3-year average of the median performance for the Peer Group with respect to ROAA, Diluted EPS Change and ROE, business unit and individual performance and such other factors as the Committee may determine and approve in its sole discretion. The “Peer Group” means a group of similarly sized financial institutions located in the Midwest, as determined by the Compensation Committee in its sole discretion; provided, however, that a financial institution will be deleted from the Peer Group for 2024 if it has not reported its year-end financial results by January 31, 2025. Following the Compensation Committee’s determination, the shares will become vested, in whole or in part, on February 15, 2025.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 39

On December 31, 2022, we increased the number of shares that are expected to be earned by our officers based on our actual and expected performance for the 2022-2024 performance period as follows: Mr. Kaminski, shares increased from 10,023 to 15,035; Mr. Reitsma, shares increased from 6,335 to 9,503; Mr. Christmas, shares increased from 4,850 to 7,275; and Mr. Worthington, shares increased from 1,495 to 2,243.

The Company did not make any adjustments in December 2023 or December 2024 to the number of shares that are expected to be earned by our executive officers based on our actual and expected performance for the 2022–2024 performance periods.

Shares Earned under the Performance-Based Restricted Stock for the 2022-2024 Performance Period

For the three-year performance period ended December 31, 2024, our Compensation Committee determined that the performance goals were achieved at the following levels:

PERFORMANCE METRIC	2022-2024 TARGET PERFORMANCE	2022-2024 ACTUAL PERFORMANCE	WEIGHTED PAYOUT PERCENTAGE
3 Year Return on Average Assets	1.45%	1.52%	37.5%
3 Year Return on Average Equity	14.25%	16.36%	37.5%
3 Year Diluted Earnings Per Share Change	10.00%	10.00%	75.0%
Payout Percentage			150%

Based on the achievement of the performance goals at the maximum performance level of 150%, each officer earned the following number of shares, which became vested on February 15, 2025:

EXECUTIVE OFFICER	SHARES EARNED FOR THE 2022-2024 PERFORMANCE PERIOD
Robert B. Kaminski, Jr.	15,035
Raymond E. Reitsma	9,503
Charles E. Christmas	7,275
Robert T. Worthington	2,243

Stock Ownership Guidelines

Our Board, on the recommendation of our Governance and Nominating Committee, adopted stock ownership guidelines for our executive officers that became effective on January 1, 2018. The stock ownership guidelines were updated on October 10, 2024, and require each named executive officer to own our stock at the following levels:

POSITION	NUMBER OF SHARES
Chief Executive Officer	Value equivalent to 5 times base salary
Each other Named Executive Officer	Value equivalent to 2 times base salary

The time period for attainment of the stock ownership levels set forth above is five years from the later of January 1, 2025, or the date on which a named executive officer becomes subject to the guidelines.

All shares beneficially owned by each named executive officer will be credited toward the target level under the guidelines, including:

●	Shares owned outright or with an immediate family member;

●	Shares beneficially owned through a trust or other estate planning vehicle;

●	Shares held in benefit plans (e.g., 401(k), stock purchase plan, etc.); and

●	Unvested restricted shares.

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Perquisites

We limit the perquisites that we make available to our executive officers. We believe that providing excessive perquisites to executive officers sends mixed messages to the rest of our employees and can destroy the “team” effort. Our executive officers are entitled to a few benefits that are not generally available to all of our employees. We do not provide a defined benefit pension plan, post-retirement health coverage (other than certain COBRA benefits as discussed below), or similar benefits for our executive officers or other employees.

During 2024, we provided the following perquisites for our executive officers:

●

in addition to the general health and insurance plan that we maintain for all of our employees, we provided our executive officers with additional life insurance and additional disability insurance. We provided Mr. Kaminski, Mr. Reitsma, and Mr. Christmas with long-term care insurance; and

●	a local country club membership was provided for Mr. Reitsma. Mr. Reitsma made significant use of the membership in connection with our business.

Adoption of Nonqualified Deferred Compensation Plan #2

On November 21, 2024, the Board of the Bank adopted a new nonqualified deferred compensation plan effective January 1, 2025 (“Deferred Compensation Plan #2”).  Deferred Compensation Plan #2 replaces the Mercantile Bank Amended and Restated Deferred Compensation Plan (“Deferred Compensation Plan”) which was most recently restated as of January 1, 2015. Deferred Compensation Plan #2 is administered by the Compensation Committee.

Initially, only members of the Board of Directors and Executive Vice Presidents of the Company and the Bank will be eligible to participate in Deferred Compensation Plan #2. All other eligible employees will continue to be eligible for the Deferred Compensation Plan, and will be eligible to participate in Deferred Compensation Plan #2 on January 1, 2026. Eligible employees must be a member of a select group of management or highly compensated employees.

Eligible employees, including the executive officers, may defer up to 80% of their base salary and 100% of their performance-based bonus to Deferred Compensation Plan #2. Members of the Board of Directors of the Company and the Bank may defer up to 100% of their director fees. Neither Mercantile nor the Bank will make an employer contribution to Deferred Compensation Plan #2. Participants are 100% vested in their accounts in the plan at all times. Participant accounts will be credited with earnings determined as if the account was invested in one or more investment funds made available by the Compensation Committee. Participant accounts will be distributed upon a separation from service, death or disability. Distributions following a separation from service will be made in either a lump sum or annual installments over a term certain elected by the participant, not to exceed 10 years. Distributions in the event of death or disability will be made in a lump sum. A participant may also elect to receive an in-service distribution, payable in either a lump sum or annual installments over a term certain not to exceed five years. Finally, a participant may elect to receive a lump sum distribution if the participant experiences an unforeseeable emergency. A change in control is not a distributable event.

Amounts credited to the Deferred Compensation Plan will continue to be held in the Deferred Compensation Plan. On November 21, 2024, the Bank's Board of Directors approved a Second Amendment to the Deferred Compensation Plan, which sets forth the transition to Deferred Compensation Plan #2. The Second Amendment to the Deferred Compensation Plan addresses the following:

●	The ineligibility of Directors and Executive Vice Presidents as of January 1, 2025, and the ineligibility of all other eligible employees as of January 1, 2026.
●

Confirming that the accounts of each such participant will continue to be credited to Deferred Compensation Plan and will receive interest credits as set forth therein, and will be paid out according to the terms of the plan and each participant's distribution election(s).

●	All other rights, limitations and restrictions in Deferred Compensation Plan will continue to apply to each participant's account.

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On November 21, 2024, the Bank's Board of Directors adopted a rabbi trust agreement to hold amounts credited to Deferred Compensation Plan #2 (the "Trust Agreement"). The Trust Agreement is between the Bank, as settlor, and Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company, as trustee. The trust will hold all amounts credited to Deferred Compensation Plan #2, and benefits will be paid from the trust. The trust is irrevocable and will terminate only when all trust assets have been distributed to participants or their beneficiaries. Trust assets are subject to the claims of the Bank's general creditors. In the event of the Bank's insolvency, the trustee will cease the payment of benefits until it receives a determination from the Bank's independent accountants that the Bank is not insolvent, or is no longer insolvent. The trust may be amended by a written instrument executed by the trustee and the Bank, but no such amendment shall make the trust revocable.

IRC Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to their chief executive officer or certain other highly compensated officers. For taxable years before 2018, qualifying performance-based compensation was not subject to the deduction limitation if certain requirements are met. We periodically reviewed the potential consequences of Section 162(m) and considered whether to structure some or all of the performance-based portion of our executive compensation so that it was not subject to the deduction limitations of Section 162(m).

The performance-based compensation exception was eliminated for compensation paid in taxable years after December 31, 2017, and the limit on deductibility was expanded to include all named executive officers. As a result, Section 162(m) no longer permits a public company to take a deduction for any compensation paid to its named executive officers in excess of $1 million, unless the compensation is provided under a written binding contract in effect on November 2, 2017, that was not materially modified on or after that date.

Post-Employment Compensation

We do not provide a defined benefit pension plan or post-retirement health insurance coverage for our executive officers or other employees. Our executive officers and most of our other employees are eligible to participate in our 401(k) plan. We provide for each eligible participant a matching contribution to the 401(k) plan. On and after April 1, 2018, our matching contribution is "dollar for dollar" on the first 5.00% of each participant's contribution to the 401(k) plan. All our executive officers participated in our 401(k) plan during 2024.

All employees, except our executive officers and certain key employees, are employees-at-will and do not have an employment agreement. The employment agreements that we have with our executive officers are described below under the heading “Employment Agreements.” We do not provide post-employment health insurance coverage or other benefits to any employee, except those provided for executive officers and key employees in their employment agreements.

Change in Control Provisions

Since 2018, we have maintained change in control provisions in agreements with our executive officers, which have provided for a lump sum payment if the executive officer is terminated without “Cause” or terminates employment for “Good Reason” (as those terms are defined under employment agreements) within 24 months after a change in control of Mercantile or the Bank. That lump sum payment would be in addition to severance payments under each officer’s respective employment agreement, except for the payment to Mr. Augustyn under his existing employment agreement, which would be made in the form of a lump sum severance payment rather than a severance payment over 18 months.

On December 19, 2024, we entered into an amended employment agreement with Mr. Reitsma, Mr. Christmas, Mr. Augustyn, Mr. Setlock, and Mr. Hoover, effective January 1, 2025. All of the employment agreements, save for the agreement with Mr. Christmas, have change in control provisions. Mr. Christmas is party to a separate change in control agreement, which was amended on December 19, 2024, effective as of December 31, 2025. The change in control provisions for the executive officers (and Mr. Christmas’ change in control agreement) provide for a lump sum payment if the executive officer is terminated without Cause or terminates employment for Good Reason (as those terms are defined under the employment agreements) within 24 months after a change in control of Mercantile or the Bank. The lump sum payment would be in addition to severance payments under each officer's respective employment agreement. The lump sum payment would be, for Mr. Reitsma, 150% of his base salary, and for each other executive officer, 100% of the officer’s base salary, rather than a fixed dollar amount as set forth in the existing employment agreements.

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In agreeing to these change in control provisions, we took into account that, prior to 2015, the employment agreements with our executive officers did not provide any benefits if the officer were to be terminated in connection with a change in control. We believe that a pending or threatened change in control would provide significant distraction for our executive officers. We believe that providing an additional payment to each executive officer in the event that he or she is involuntarily terminated within 24 months after a change in control will provide the officer with financial protection and is an incentive to maintain a high level of dedication to Mercantile and the Bank in the event of a pending or threatened change in control.

Additional information regarding the change in control agreements is included below under the heading "Potential Payments Upon Termination or Change in Control."

Clawback Policy

We have adopted a Clawback Policy which provides for the recovery of certain incentive compensation in the event of an accounting restatement. Under the Clawback Policy, if the Company’s financial results are restated, due to the Company’s material noncompliance with any financial reporting requirements under securities laws, the portion of any amounts of incentive compensation paid to the Company’s current and former executive officers based on erroneous data will be recouped from those current and former executive officers, as determined by our Compensation Committee.

Overview of the Compensation Process

The composition of compensation for our executive officers can include: salary, cash bonus, stock-based awards, health, disability and life insurance and perquisites. The elements of executive compensation are discussed at the meetings of our Compensation Committee. Prior to 2025, during the Fall of each year (and, starting in 2025, during the first quarter of each year), the Compensation Committee discusses the base salaries and cash bonus plan, if any, for each of our executive officers, and makes recommendations to the Board of Directors for its approval. The Board of Directors usually approves the Compensation Committee’s recommendations; though if it does not, it could ask the Compensation Committee to prepare revised recommendations. At or about the same time, in years when stock-based awards are to be made, the Compensation Committee grants stock-based awards to our executive and other officers.

As part of the Compensation Committee’s process, it meets with our Human Resource Director and reviews the elements of each executive officer’s compensation during the preceding three years. Typically, the Human Resource Director makes compensation recommendations to the Compensation Committee for each of our executive officers (other than with respect to their own compensation). The Compensation Committee may accept or reject all or any part of such recommendations. As part of our Human Resource Director’s process of formulating the recommendations, the Human Resources Director may confer with our President and Chief Executive Officer. Our executive officers are not present when our Human Resource Director makes the recommendations, or during the Compensation Committee’s deliberations on the compensation of our executive officers. Our Human Resources Director is not present during the Compensation Committee’s deliberations on their compensation.

Compensation Risk Assessment

The Compensation Committee reviews a report from our Chief Risk Officer on our compensation policies and practices every six months and does not believe that they are reasonably likely to have a material adverse effect on us by encouraging our executive officers to take unnecessary or excessive risks that threaten our value. The Compensation Committee does not believe that the features of our compensation plans make it likely that taking unnecessary or excessive risks that threaten our value will provide greater compensation than actions that involve a prudent level of risk.

●	The equity-based plans encourage our executive officers and other employees to focus on increasing shareholder value over a period of years.

●	The deferred compensation and 401(k) plans provide helpful ways for our employees to save for retirement.

●

The bonus plans are typically based on a variety of metrics tied to improving our performance and contain "clawback" provisions if the executive officer or employee engages in certain activities or a payout is based on materially inaccurate financial statements or other materially inaccurate performance metric criteria.

Based on its review, the Compensation Committee believes that our compensation policies and procedures do not pose any unnecessary risks, and do not encourage employees to manipulate reported earnings to enhance the compensation of any employee.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 43

Shareholder Advisory Vote on Executive Compensation

At our 2024 annual meeting, our shareholders voted on an advisory proposal to approve the compensation of our executive officers as disclosed in our proxy statement for that annual meeting. Approximately 96.1% of the 9,710,733 votes cast on the proposal voted in favor of the proposal. Our Compensation Committee considered the result of this vote, viewed the result as favorable, and sought to maintain consistent compensation policies and procedures.

Summary Compensation Table

The following table provides information regarding the compensation earned by the named executive officers for the three years ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)(4)	Total ($)

Robert B. Kaminski, Jr (5)	2024	299,463	-	37,622	-	175,519	246	85,770	598,620
President and Chief Executive Officer of Mercantile, and Chief Executive Officer of the Bank	2023	665,700	-	348,673	-	366,135	270	97,211	1,477,989
	2022	634,000	-	366,133	-	348,700	78	81,115	1,430,026

Raymond E. Reitsma (6)	2024	627,500	-	-	-	458,850	-	95,440	1,181,790
President and Chief Executive Officer of Mercantile and the Bank	2023	484,784	-	316,208	-	242,392	-	92,464	1,135,848
	2022	440,784	-	242,387	-	198,353	-	80,629	962,153

Charles E. Christmas	2024	415,000	-	-	-	190,900	-	70,927	676,827
Executive Vice President, Chief Financial Officer and Treasurer of Mercantile, and Executive Vice President and Chief Financial Officer of the Bank	2023	394,921	-	186,707	-	157,968	-	73,484	813,080
	2022	374,921	-	177,706	-	151,222	-	63,317	767,166

Mark S. Augustyn(7)	2024	420,777	-	-	-	169,363	895	62,944	653,979
Executive Vice President, Chief Commercial Banking Officer of of the Bank

Scott P. Setlock(8)	2024	330,000	-	-	-	132,825	-	51,935	514,760
Executive Vice President, Chief Operating Officer and Secretary of Mercantile and of the Bank

Brett E. Hoover(9)	2024	275,000	-	-	-	94,875	-	45,678	415,553
Executive Vice President, Chief Human Resource Officer of Mercantile and of the Bank	2023	220,000	-	109,989	-	66,000	-	38,724	434,713

(1)	No restricted stock grants were made in 2024 due to a change in our processes. Restricted stock grants were made to the named executive officers in February 2025.

(2)

Payments were made for 2024, 2023 and 2022 pursuant to the terms of the 2024 Executive Officer Bonus Plan, the 2023 Executive Officer Bonus Plan, and the 2022 Executive Officer Bonus Plan, respectively. The Compensation Committee also awarded an additional discretionary bonus for 2022 to Mr. Christmas of $20,000.

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(3)

The amounts shown above are the above-market interest credited to the accounts of the executive officers for the applicable year on compensation they have deferred under our non-qualified Deferred Compensation Plan. Interest is considered to be above-market interest to the extent that it exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the rate that corresponds most closely to the rate under the plan at the beginning of each quarter.

(4)

Includes for 2024 (a) matching contributions to the 401(k) plan accounts of Mr. Kaminski, Mr. Reitsma, Mr. Christmas, Mr. Augustyn, Mr. Setlock and Mr. Hoover in the amounts of $16,635, $17,250, $17,250, $17,250, 17,250 and $17,075, respectively; (b) medical, life, disability, and long-term care insurance premiums paid on policies insuring them; (c) a country club membership for Mr. Reitsma; and (d) cash dividends paid on restricted stock.

(5)

Mr. Kaminski retired on June 1, 2024, as an officer of the Company and the Bank. Mr. Kaminski remained on the Board of Directors after his retirement; he therefore received a cash retainer payment for the remainder of the year and a stock award on June 1, 2024, in payment of 50% of such director's annual retainer fee. Total director’s fees earned or paid in cash for 2024 were $21,963, and a stock award with a value of $37,622.

(6)	Mr. Reitsma assumed the role of President and Chief Executive Officer of the Company and the Bank upon Mr. Kaminski’s retirement.

(7)	Mr. Augustyn became a named executive officer as of January 1, 2025.

(8)	Mr. Setlock was appointed as an executive officer effective January 1, 2024.

(9)	Mr. Hoover was appointed as an executive officer effective January 1, 2023.

Employment Agreements

The Bank and Mercantile have entered into employment agreements with our executive officers, Mr. Kaminski (who retired on June 1, 2024), Mr. Reitsma, Mr. Christmas, Mr. Augustyn, Mr. Setlock and Mr. Hoover, which provide for their employment, annual base compensation, and severance, as well as confidentiality and non-compete arrangements. The employment agreements for Mr. Kaminski, Mr. Reitsma and Mr. Christmas were amended and restated effective as of December 31, 2018, so that their terms would be uniform. Mr. Hoover’s amended employment agreement, which was effective January 1, 2023, includes terms that align with the employment agreements for the other executive officers. Mr. Setlock’s employment agreement, which was effective January 1, 2024, includes terms that align with the employment agreements for the other executive officers. Mr. Augustyn’s employment agreement, which was effective January 1, 2017, was entered into prior to his becoming a named executive officer on December 31, 2024. Mr. Augustyn’s employment agreement provides for employment, annual base compensation, and severance, as well as confidentiality and non-compete arrangements. As discussed below, Mr. Augustyn’s employment agreement was amended and restated effective January 1, 2025 to conform to the employment agreements of the other executive officers.

The employment agreements provide the officers with annual base salaries for each year in the amounts established from year to year by the Board of Directors of the Bank. The annual base salary for each year for each officer may not be less than the amount established for the immediately preceding year. The Board of Directors established the annual base salaries of each executive officer as follows:

NAMED EXECUTIVE OFFICER	2025 (1)	2024
Mr. Kaminski	N/A	$277,500
Mr. Reitsma	$734,600	$665,000(2)
Mr. Christmas	$444,050	$415,000
Mr. Augustyn	$450,230	$420,778
Mr. Setlock	$353,100	$330,000
Mr. Hoover	$294,250	$275,000

(1)

Prior to January 1, 2025, the officers’ base salaries were adjusted effective as of the first day of each calendar year. For the 12-month period beginning January 1, 2025, the adjustment to each officer’s base salary is effective as of March 1, 2025, pro-rated to compensate for the two-month delay in the increase. For future years, the applicable 12-month period for the adjustment of base salaries will be March 1 through February 28.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 45

(2)

In addition to the increase effective as of January 1, 2024, Mr. Reitsma’s base salary was increased as of June 1, 2024 in view of his promotion to Chief Executive Officer and President of the Company and the Bank. Prior to the increase on June 1, 2024, Mr. Reitsma’s base salary was $575,000.

In addition to the annual base salary, the employment agreements provide that the officers are entitled to participate in our employee benefit and incentive compensation plans, including health insurance, life and disability insurance, equity incentive, profit sharing and retirement plans. Under the 2024 Executive Officer Bonus Plan, our officers received the following bonus payments for 2024:

NAMED EXECUTIVE OFFICER	Bonus Payment	Percent of 2024 Salary
Mr. Kaminski	$175,519	63.2%
Mr. Reitsma	$458,850	69.1%
Mr. Christmas	$190,900	46.0%
Mr. Augustyn	$169,363	40.3%
Mr. Setlock	$132,825	40.2%
Mr. Hoover	$94,875	34.5%

Additional information regarding the employment agreements, including compensation and benefits payable to the officers on termination of employment and officer confidentiality and non-compete obligations, is included below under the heading “Potential Payments Upon Termination or Change in Control.”

The employment agreements for each executive officer (other than Mr. Kaminski) were amended and restated effective as of January 1, 2025, so that the terms would be substantially the same.

Salary and Bonus Compared to Total Compensation

We have not established a proportion that salary and bonus should be of an executive officer’s total compensation. As indicated in the Summary Compensation Table above, the proportion for 2024 that salary and bonus were of total compensation ranged from approximately 79.35% to 91.92% for our executive officers.

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Grants of Plan-Based Awards In 2024

The following table provides information regarding grants of plan-based awards to the named executive officers during the year ended December 31, 2024. No grants of plan-based awards were made in 2024 due to a change in our processes.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Robert B. Kaminski, Jr.	-	-	-	-	-	-	-	-	-	-	-

Raymond E. Reitsma	-	-	-	-	-	-	-	-	-	-	-

Charles E. Christmas	-	-	-	-	-	-	-	-	-	-	-

Mark S. Augustyn	-	-	-	-	-	-	-	-	-	-	-

Scott P. Setlock	-	-	-	-	-	-	-	-	-	-	-

Brett E. Hoover	-	-	-	-	-	-	-	-	-	-	-

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 47

Outstanding Equity Awards At 2024 Fiscal Year-End

The following table provides information as of December 31, 2024, regarding equity awards, including unexercised stock options and restricted stock that had not vested, for each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Robert B. Kaminski, Jr.	-	-	-	-	-	-	-	15,035	668,907
								11,406	507,453
								8,667	385,595

Raymond E. Reitsma	-	-	-	-	-	-	-	9,503	422,788
								7,551	335,944
								7,860	349,691

Charles E. Christmas	-	-	-	-	-	-	-	7,275	323,665
								5,536	246,297
								4,641	206,478

Mark S. Augustyn	-	-	-	-	-	-	-	4,800	213,552
								4,100	182,409

Scott P. Setlock	-	-	-	-	-	-	-	4,000	177,960
								3,690	164,168

Brett E. Hoover	-	-	-	-	-	-	-	3,200	142,368
								2,734	121,636

(1)

For Mr. Kaminski, Mr. Reitsma and Mr. Christmas, the performance-based restricted stock awards for each officer, in the order listed in the column and depicted at the adjusted target level, cliff vest on February 15, 2025, February 15, 2026 and February 15, 2027. The restricted stock awards are subject to forfeiture and restrictions on transfer until they vest. The first awards shown in the column for each of these officers were adjusted on December 31, 2022 to reflect the anticipated achievement of the performance metrics, based on actual and projected performance as of that date for each of the respective three-year performance periods, resulting in an increased number of shares as follows:

Name	2022-2024 Performance Period
Mr. Kaminski	5,012
Mr. Reitsma	3,168
Mr. Christmas	2,425

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(2)

For Mr. Augustyn and Mr. Setlock, the standard time-based restricted stock awards for each officer, in the order listed in the column, cliff vest on December 15, 2025 and December 14, 2026. The restricted stock awards are subject to forfeiture and restrictions on transfer until they vest.

(3)

For Mr. Hoover, one standard time-based restricted stock award and one performance-based restricted stock award, in the order listed in the column, cliff vest on December 15, 2025 and February 15, 2027. The restricted stock awards are subject to forfeiture and restrictions on transfer until they vest.

(4)	Based on the closing stock price of $44.49 per share as of December 31, 2024.

Option Exercises and Stock Vested In 2024

The following table provides information regarding the exercise of stock options and vesting of restricted stock during 2024 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert B. Kaminski, Jr.	---	---	15,538	605,360

Raymond E. Reitsma	---	---	11,045	430,313

Charles E. Christmas	---	---	9,183	357,770

Mark S. Augustyn	---	---	4,250	209,313

Scott P. Setlock	---	---	3,650	179,763

Brett E. Hoover	---	---	1,000	49,250

For Mr. Kaminski, Mr. Reitsma and Mr. Christmas, the vested shares were performance-based, relating to the performance period of 2021-2023. Shares vested on February 15, 2024 at a price per share of $38.96. For Mr. Augustyn, Mr. Setlock and Mr. Hoover, who were granted shares prior to becoming executive officers, shares that vested were standard time-based, not performance-based. Shares cliff vested on December 16, 2024 at a price per share of $49.25.

Nonqualified Deferred Compensation For 2024

The following table provides information regarding our plan that provides for the deferral of compensation for the named executive officers on a basis that is not tax qualified.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE ($)(2)

Robert B. Kaminski, Jr.	-	-	246	7,432	-

Raymond E. Reitsma	-	-	-	-	-

Charles E. Christmas	-	-	-	-	-

Mark S. Augustyn	228,005	-	895	-	242,683

Scott P. Setlock	-	-	-	-	-

Brett E. Hoover	-	-	-	-	-

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 49

(1)

These earnings consist of interest credited monthly at a rate equal to the prime rate as published in the Wall Street Journal, determined quarterly, as of the first day of each quarter. The above-market portion of this interest in 2024 is reported for each officer in the Summary Compensation Table. The amounts so reported are for Mr. Kaminski, $246 and for Mr. Augustyn, $895. The above-market portion is the amount of interest that exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the rate that corresponds most closely to the rate established under the Deferred Compensation Plan.

(2)	The amount that was reported as compensation in the Summary Compensation Tables for previous years is for Mr. Kaminski, $4,412.

Deferred Compensation Plan

The information in the table above pertains to our executive officers’ participation in the Bank’s Deferred Compensation Plan. Participants in the Deferred Compensation Plan may elect to defer up to 100% of their salary and other cash compensation each year. Under the Deferred Compensation Plan, the amount of any compensation deferred is credited with interest monthly at a rate equal to the prime rate as published in the Wall Street Journal, determined quarterly, on the first day of each quarter.

The Deferred Compensation Plan provides that the Bank will pay to each executive officer, from the executive officer’s deferred compensation account, a lump sum payment or installment payments, whichever the officer elected, after he or she leaves employment with us due to normal retirement, early termination, disability, or a change of control. If installment payments are elected on or after January 1, 2015, the maximum payment period is ten years. If the executive officer dies before leaving employment, the Bank will distribute the payments to the executive officer’s designated beneficiary in a lump sum, or installments, if installments were elected. If death occurs during the time that payments are being made, the Bank will distribute the remaining payments to the executive officer’s designated beneficiary at the same time and in the same amounts that would have been distributed if the executive officer had not died. The Deferred Compensation Plan is subject to Section 409A of the Internal Revenue Code, which specifies requirements that non-qualified deferred compensation plans must meet in order to avoid adverse tax consequences for participants.

As discussed above, the Bank adopted a new Deferred Compensation Plan #2 effective January 1, 2025.

Potential Payments upon Termination or Change in Control

Employment Agreements

We have entered into employment agreements with each of our executive officers. Upon the recommendation of the Compensation Committee, the Board of the Company and the Bank approved amended and restated executive employment agreements for Mr. Reitsma, Mr. Christmas, Mr. Augustyn, Mr. Setlock, and Mr. Hoover on December 19, 2024, effective January 1, 2025. As the “Table of Potential Payments Upon Termination of Employment” and the “Table of Potential Payments Upon a Change in Control” below assume that the termination of employment or change in control occurred on December 31, 2024, the following discussion summarizes the terms of the employment agreements for each executive officer in effect prior to January 1, 2025.

Mr. Kaminski voluntarily retired from service as an executive officer as of June 1, 2024, and his employment agreement was not in effect as of December 31, 2024. Mr. Kaminski did not receive any severance payments in connection with his retirement, but continued to vest in his outstanding performance-based restricted stock awards due to his service as a member of our Board during 2024.

The agreement for each officer other than Mr. Augustyn establishes an employment period that extends an additional year, each December 31, so that as of each December 31, there are three years remaining in the employment period. Mr. Augustyn’s agreement provides for a two-year employment period that extends an additional year each December 31, so that as of each December 31, there are two years remaining in the employment period. The annual extension of the employment period can be avoided by giving notice that the employment period is not to be extended. These agreements include provisions that provide compensation and benefits to the executive officers in the event that their employment with us is terminated:

●	during the employment period, voluntarily by the executive officer for Good Reason, or by us without Cause; or

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●	during the employment period, due to disability or death.

The employment agreements in effect on December 31, 2024 (other than for Mr. Augustyn), also provide compensation and benefits to the officers in the event that their employment with us is terminated after the employment period and before they reach the age of 65, voluntarily by them if their annual base salary is reduced without Cause, or by us without Cause.

The terms Cause and Good Reason are defined in the employment agreements. Cause includes certain acts of dishonesty and intentional gross neglect, conviction of a felony, and certain intentional breaches of an officer’s obligations in the employment agreement relating to confidentiality of our information and not competing with us. Good Reason includes an assignment to the officer of a title or duties that are materially inconsistent with the officer’s position, titles, duties or responsibilities, and certain failure by us to comply in a material respect, even after notice to us, with our obligations to the officer under the employment agreement.

Termination During the Employment Period

The employment agreements provide the executive officers with compensation and benefits in the event that their employment is terminated by us without Cause, or the officers elect to terminate their employment for Good Reason during the employment period.

In such event, each officer (other than Mr. Augustyn) is entitled to receive the greater of the officer’s annual base salary through the end of the employment period or (i) for Mr. Reitsma, Mr. Setlock, and Mr. Christmas, $350,000; and (ii) for Mr. Hoover, $250,000, in any case payable over 18 months. In addition, in the case of such a termination of employment, the officer is entitled to continue the officer’s participation in our life, disability and health insurance plans for 18 months, to the extent permitted under the plans, to an assignment of any assignable term life insurance policies owned by us insuring the officer’s life, and to $15,000 for out-placement, interim office and related expenses.

Under Mr. Augustyn’s employment agreement in effect as of December 31, 2024, Mr. Augustyn would be entitled to unpaid base compensation, the cash equivalent of any accrued vacation days not taken, reimbursement of any out-of-pocket expenses, an amount equal to 150% of his base compensation in effect as of the effective date of the termination of employment, payable in 18 substantially equal installments, plus a pro rata share of any incentive compensation payable for the year in which the termination of employment occurred.

For a termination of an executive officer by us during the employment period to be with Cause, it must be done within 90 days of our learning of the Cause. For a termination by the officer during the employment period to be with Good Reason, it must be done by the officer within 90 days of the officer learning of the Good Reason.

For all officers other than Mr. Augustyn, if an officer becomes disabled or dies during the employment period, the officer is entitled to compensation and benefits under the officer’s employment agreement. In the event of disability, the officer continues to receive their then current annual base salary through the end of the employment period, and any disability benefits payable under disability plans that we provide. The officer also continues to participate in our life, disability, and health insurance plans, through age 65, to the extent permitted under the plans. If the officer dies during the employment period, we are obligated to pay the officer’s legal representative a death benefit. The death benefit is (i) for Mr. Reitsma Mr. Christmas, and Mr. Setlock, $200,000; (ii) and for Mr. Hoover, $100,000. In addition, if we own any life insurance insuring the life of the officer, the proceeds of the policies are payable to the named beneficiaries.

Under Mr. Augustyn’s agreement, in the event of disability, Mr. Augustyn is entitled to his base compensation for a period of six months, a pro rata share of any incentive compensation payable for the year of termination, and continued participation in life, disability and health insurance plans for six months after termination of employment. In the event of Mr. Augustyn’s death, if we own any life insurance insuring his life, the proceeds of the policies are payable to the named beneficiaries.

Under the employment agreements, in the event that an officer’s employment is terminated for Cause, the officer is not entitled to any accrued rights that the officer may then have under any of our stock incentive plans.

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Termination After the Employment Period

The employment agreements for each executive officer other than Mr. Augustyn effective as of December 31, 2024, provide compensation and benefits in the event that after the employment period and prior to the officer reaching the age of 65, the officer’s employment is terminated by us without Cause, or the officer’s annual base salary is reduced without Cause, and the officer terminates the officer’s employment within 90 days of the reduction. In such event, the officer is entitled to receive an amount, for Mr. Reitsma, Mr. Christmas or Mr. Setlock, of $350,000; and for Mr. Hoover, of $250,000, payable over 18 months. In addition, in the case of such a termination of employment, the officer is entitled to continue participation in our life, disability and health insurance plans for 18 months, to the extent permitted under the plans, to an assignment of any assignable term life insurance policies owned by us insuring the officer’s life, and to $15,000 for out-placement, interim office and related expenses. The provisions providing for a post-employment period severance were removed in the amended employment agreements effective January 1, 2025.

Obligations of Executive Officers

The employment agreements for each executive officer other than Mr. Augustyn effective as of December 31, 2024 provide that each officer agreed not to disclose, except as required by law, any confidential information relating to our business or customers, or use any confidential information in any manner adverse to us. In addition, each such officer has agreed that for 18 months following the officer’s employment with us, the officer will not be employed by, or act as a director or officer of, any business engaged in banking within a 50-mile radius of any city in which at any time during the 18-month period we or the Bank has a branch or other office. Under Mr. Augustyn’s agreement, Mr. Augustyn has agreed not to disclose, except as required by law, any confidential information relating to our business or customers, or use any confidential information in any manner adverse to us. In addition, he has agreed that for the earlier of (i) 12 months or (ii) the date of the occurrence of a change in control he will not be employed by, or act as director or officer, any business engaged in banking within a 50-mile radius of any city in which at any time during the 12-month period we or the Bank has a branch or other office. However, he is not prohibited from being a passive owner of not more than 1% of any publicly-traded class of capital stock of any entity or being an employee of a financial institution having consolidated assets of more than $50 billion where he has no involvement of any type with any customers or business of such institution or its affiliates within 120 miles of any city in which during the 12-month period we or the Bank has any branch or office.

Change in Control Agreements

We have entered into a change in control agreement with each of our executive officers. If the officer's employment is terminated without Cause (as defined in the employment agreement) or if the officer terminates employment for Good Reason (as defined in the employment agreement), in each case within 24 months after a "change in control," the officer will receive a lump sum payment within 15 days after the termination. The amount of the lump sum payment is: (i) $350,000 for each of Mr. Reitsma, Mr. Christmas and Mr. Setlock, and (iii) $250,000 for Mr. Hoover. This amount is paid in addition to any other payments and benefits under the officer's employment agreement. If the officer is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code, payment is delayed until the first business day of the seventh month after the date on which termination of employment occurs.

Under Mr. Augustyn’s agreement, in the event his employment is terminated without Cause (as defined in the employment agreement) or if he terminates employment for Good Reason (as defined in the employment agreement), in each case within 24 months after a "change in control," he is entitled to receive the payments otherwise payable in the event of a termination of employment described above, payable in a lump sum within 15 days after the termination.

In all instances, a "change in control" is defined as (a) a change in ownership of more than 50% of the total fair market value or total voting power of Mercantile or the Bank; (b) a change in effective control, which includes (i) an acquisition by a person of 30% or more of the total voting power of the stock of Mercantile or the Bank; or (ii) a majority of the members of the Board of Directors of Mercantile or the Bank is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; or (c) an acquisition by a person of assets of Mercantile or the Bank with a total gross fair market value of more than 40% of the total gross fair market value of all assets of Mercantile or the Bank immediately prior to the acquisition.

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Rights Under the Stock Incentive Plan of 2020

If an executive officer terminates employment due to death, disability or retirement at or after age 65, then restricted stock granted to the officer under the Stock Incentive Plan of 2020 will be 100% vested. If we terminate the employment of an executive officer other than for Cause, or if the officer retires at or after age 62, but before age 65, with 5 or more years of service with us, restricted stock granted to the officer under the plan will be partially vested. The number of shares that will be vested is equal to the number of shares granted to the executive officer multiplied by the number of months that have elapsed since the grant date divided by the number of months in the vesting period. Our Compensation Committee has discretion to accelerate the vesting of restricted stock.

Rights Under the Stock Incentive Plan of 2023

If an executive officer terminates employment due to death, disability or retirement at or after age 65, then restricted stock granted to the officer under the Stock Incentive Plan of 2023 will be 100% vested. If we terminate the employment of an executive officer other than for Cause, or if the officer retires at or after age 62, but before age 65, with 5 or more years of service with us, restricted stock granted to the officer under the plan will be partially vested. The number of shares that will be vested is equal to the number of shares granted to the executive officer multiplied by the number of months that have elapsed since the grant date divided by the number of months in the vesting period. Our Compensation Committee has discretion to accelerate the vesting of restricted stock.

As previously noted, Mr. Kaminski retired from service as an officer of the Company and the Bank on June 1, 2024, but continued to serve as a member of the Board. He continued to earn vesting service for his performance-based restricted stock awards during his service as a director. Mr. Kaminski will retire from the Board at the annual meeting on May 22, 2025, prior to attainment of age 65. Absent action of the Compensation Committee, Mr. Kaminski would be pro-rata vested in his outstanding performance-based restricted stock awards as of his retirement date. In view of Mr. Kaminski’s long tenure as an officer and contributions to the success of the Company and the Bank, the Compensation Committee exercised its discretion to provide that Mr. Kaminski will be eligible to earn 100% of the performance-based restricted stock awards that were made to him on December 15, 2022 under the Stock Incentive Plan of 2020 and on December 14, 2023 under the Stock Incentive Plan of 2023. Although the shares will not be subject to forfeiture due to a termination of service, the shares will be subject to restrictions on transfer, assignment and sale until the vesting dates of February 15, 2026 and February 15, 2027, respectively.

Distribution from the Deferred Compensation Plan

Each executive officer will receive a distribution of the executive officer’s account under the Deferred Compensation Plan upon termination of employment. Distributions will generally be delayed for six months after the termination of employment, to the extent required by Section 409A of the Internal Revenue Code. However, if employment is terminated due to Cause, or if an executive officer is subject to a final removal or prohibition order issued by a federal banking agency, then the executive officer will only receive a distribution of the officer’s own deferrals, without any interest credits.

Distribution from the Deferred Compensation Plan #2

As discussed above, the Bank adopted a new Deferred Compensation Plan #2 effective January 1, 2025. Under the Deferred Compensation Plan #2, each executive officer will receive a distribution of the executive officer’s account under the Deferred Compensation Plan #2 upon termination of employment, which may be payable in a lump sum or in annual installments over a term certain as elected by the executive officer not to exceed 10 years. Distributions will generally be delayed for six months after the termination of employment, to the extent required by Section 409A of the Internal Revenue Code.

Table of Potential Payments Upon Termination of Employment

The following tables provide information regarding compensation and benefits payable to our executive officers under their respective employment agreements, Stock Incentive Plan of 2020 or the Stock Incentive Plan of 2023 upon termination of their employment. The amounts shown assume that termination of employment was effective as of December 31, 2024, the last business day of our 2024 fiscal year, and include estimates of the amounts that would be paid based on the officer’s 2024 base salary. The amounts shown also reflect determinations based on employment agreements in effect as of December 31, 2024, which have subsequently been modified effective January 1, 2025, as discussed above. The actual amounts would only be determined upon an officer’s termination of employment. The value of restricted stock that would have become vested due to termination without “Cause,” retirement, death or disability is based on the closing stock price of $44.49 on December 31, 2024.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 53

	During Employment Period
Name	Termination Without Cause or for Good Reason ($)(3)	Termination Due to Death ($)(4)	Termination Due to Disability ($)(5)	After Employment Period and Before Age 65, Termination Without Cause or Due to Base Salary Reduction ($)(6)	Retirement ($)(7)

Robert B. Kaminski, Jr(1)	-	1,561,955	-	-	-

Raymond E. Reitsma	3,001,151	2,208,423	3,395,361	1,147,351	1,108,423

Charles E. Christmas	1,928,505	1,876,395	2,398,785	946,355	776,395

Mark S. Augustyn(2)	911,668	1,295,961	823,359	-	395,961

Scott P. Setlock	1,280,839	1,442,128	1,944,954	571,539	342,128

Brett E. Hoover	1,063,119	1,264,004	1,499,319	430,369	264,004

(1)	Mr. Kaminski retired as an executive officer on June 1, 2024, but continued to serve as a member of the Board through 2024.

(2)	The employment agreement for Mr. Augustyn in place on December 31, 2024, is significantly different than the employment agreement that is in place for the other named executive officers.

(3)

Includes (a) annual base salary through the end of 2027 for Mr. Reitsma of $2,203,800, Mr. Christmas of $1,332,150 , Mr. Setlock of $1,059,300 and Mr. Hoover of $882,750, and for 18 months for Mr. Augustyn of $675,345; (b) life, disability and medical insurance premiums for 18 months for Mr. Reitsma of $43,969, Mr. Christmas of $43,342, Mr. Augustyn of $40,531, Mr. Setlock of $27,875 and Mr. Hoover of $28,134; (c) out-placement amounts of $15,000 for Mr. Reitsma, Mr. Christmas, Mr. Setlock and Mr. Hoover (d) the value of restricted shares that would have become vested due to termination without cause, for Mr. Reitsma of $738,382, Mr. Christmas of $538,013, Mr. Augustyn of $209,303, Mr. Setlock of $178,664, and Mr. Hoover of $137,235 which value would not apply and should be subtracted in the case of a termination by the officer for Good Reason

(4)

Includes the value of restricted shares that would have become vested due to death of $1,561,955 for Mr. Kaminski.

Includes payment of a death benefit from us of $200,000 and from the applicable insurance companies, supplemental life insurance proceeds of $300,000 and group term life insurance proceeds of $600,000, and the value of restricted shares that would have become vested due to death of $1,108,423 for Mr. Reitsma, $776,395 for Mr. Christmas, and $342,128 for Mr. Setlock.

Includes from the applicable insurance companies, supplemental life insurance proceeds of $300,000 and group term life insurance proceeds of $600,000, and the value of restricted shares that would have become vested due to death of $395,961 for Mr. Augustyn.

Includes payment of a death benefit from us of $100,000 and from the applicable insurance companies, supplemental life insurance proceeds of $300,000 and group term life insurance proceeds of $600,000 and the value of restricted shares and stock options that would have becomes vested due to death of $264,004 for Mr. Hoover.

(5)

Includes: (a) annual base salary through the end of 2027 for Mr. Reitsma, $1,995,000, Mr. Christmas, $1,245,000, Mr. Setlock, $990,000 and Mr. Hoover, $825,000, and for 6 months for Mr. Augustyn, $210,238; (b) life, disability and medical insurance premiums until age 65 for Mr. Reitsma, $87,938 (calculated at $29,312 annually), Mr. Christmas, $173,390 (calculated at $24,770 annually), Mr. Setlock, $408,826 (calculated at $18,583), and Mr. Hoover, $206,315 (calculated at $18,755 annually); life, disability and medical insurance premiums for six months for Mr. Augustyn, of $13,010 (calculated at $26,020 annually); (c) the value of restricted shares that would have become vested due to disability, for Mr. Reitsma, $1,108,423, Mr. Christmas, $776,395, Mr. Augustyn, $395,961, Mr. Setlock, $342,128 and Mr. Hoover, $264,004. In addition, the executive officers would receive long term disability benefits from the applicable insurance companies for as long as the officer is disabled up to age 65, in the following annual amounts, Mr. Reitsma $204,000, Mr. Christmas, $204,000, Mr. Augustyn, $204,000, Mr. Setlock, $204,000, and Mr. Hoover, $204,000. If the disability were catastrophic as defined in the disability insurance policies, the annual disability benefits in the prior sentence would be about 22% to 41% more, depending on the executive officer.

54 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

(6)

Includes: (a) for Mr. Reitsma, Mr. Christmas, and Mr. Setlock $350,000, and for Mr. Hoover $250,000, and life, disability and medical insurance premiums for 18 months for Mr. Reitsma, $43,969, Mr. Christmas, $43,342, Mr. Setlock, $27,875 and Mr. Hoover, $28,134 (b) for Mr. Reitsma, Mr. Christmas, Mr. Setlock, and Mr. Hoover, $15,000 of outplacement services (c) the value of restricted shares, that would have become vested due to termination without cause, for Mr. Reitsma, $738,382, Mr. Christmas, $538,013, Mr. Setlock, $178,664 and Mr. Hoover, $137,235 which value would not apply and should be subtracted in the case of a termination by the officer because of a reduction in his base salary. The amounts are calculated as though the employment period had ended before December 31, 2024.

(7)

Includes the value of restricted shares that would have become vested at retirement. The amounts are calculated as though the officer had reached 65 years of age as December 31, 2024 .If the officer had retired and had reached age 62 but was not yet 65 as of December 31, 2024 and had five or more years of service with us, the value of restricted stock that would have vested would be for Mr. Reitsma, $738,382, for Mr. Christmas, $538,013, for Mr. Augustyn, $209,303, for Mr. Setlock, $272,610 and for Mr. Hoover, $137,235. In connection with Mr. Kaminski’s retirement, the Compensation Committee approved a change for his outstanding performance-based restricted shares, under which Mr. Kaminski will be eligible to earn 100% of his shares as of the vesting dates of February 15, 2026 and February 15, 2027, respectively.

Change in Control

Pursuant to agreements in effect through December 31, 2024, except for the agreement with Mr. Augustyn, if a change in control of Mercantile or the Bank occurs and the employment of an executive officer is terminated without Cause or the officer terminates employment for Good Reason within 24 months after the change in control, the officer will receive a lump sum payment in addition to severance benefits under the employment agreement. Under each of the Stock Incentive Plan of 2020 and the Stock Incentive Plan of 2023, restricted stock awards may be assumed or a substitute award may be granted in connection with a change in control of Mercantile. In such event, the executive officer will become 100% vested if, within one year after the change in control, the officer's employment is terminated without Cause or due to death or disability, or if the officer terminates employment for Good Reason. If the restricted stock awards are not assumed or a substitute award granted, then unless the Compensation Committee prescribes an economically equivalent alternative, shares of restricted stock will be 100% vested. The awards will be cancelled immediately prior to the change in control, with the executive officer receiving a payment equal to the per share consideration paid to the shareholders in connection with the change in control transaction minus, in the case of stock options, the exercise price per share. A “change in control” is defined in each of the Stock Incentive Plan of 2020 and the Stock Incentive Plan of 2023 as (a) the failure of the continuing directors to constitute a majority of the Board of Directors; (b) the acquisition by any person of ownership of 30% or more of the outstanding common stock of Mercantile; (c) a reorganization, merger or consolidation after which the Mercantile shareholders do not own at least 50% of the value and voting power of the outstanding capital stock of the entity surviving the transaction; (d) a liquidation or dissolution of Mercantile, or a sale of all or substantially all of its assets; or (e) any other change in control transaction that is reportable to the SEC under Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934.

Under Mr. Augustyn’s agreement, in the event his employment is terminated without Cause (as defined in the employment agreement) or if he terminates employment for Good Reason (as defined in the employment agreement), in each case within 24 months after a "change in control," he is entitled to receive the payments otherwise payable in the event of a termination of employment described above, payable in a lump sum within 15 days after the termination.

Each executive officer will receive a distribution of the executive officer’s account under the Deferred Compensation Plan if employment terminates within 12 months after a change in control. The value of each officer’s account as of December 31, 2024, is shown above in the table under the heading “Nonqualified Deferred Compensation For 2024.”

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 55

Potential Payments Upon a Change in Control

The following table provides information regarding the value of benefits that would be provided to our executive officers in the event of a change in control of Mercantile. A lump sum cash payment would be made pursuant to the terms of the officer's change in control provisions assuming there was both a change in control and a termination without Cause or a Good Reason termination on December 31, 2024. The cash payments shown in the table below are in addition to severance payments that would be paid to the officer under their change in control or employment agreement in the event of a termination without Cause or a Good Reason termination during the employment period. Under our Stock Incentive Plan of 2020 and our Stock Incentive Plan of 2023, there are provisions regarding a change in control. The amounts shown assume that the change in control occurred as of December 31, 2024, the last business day of our 2024 fiscal year, include estimates of the value of restricted stock that would be vested upon a change in control and reflect that incentive awards were not assumed or substituted by an acquiring company. The actual amounts would only be determined upon a change in control.

	Termination Without Cause or Good Reason Termination	Accelerated Vesting Upon Change in Control
Name	After a Chance in Control ($)	Stock Options ($)	Restricted Stock ($)(3)(4)

Robert B. Kaminski, Jr.(1)	-	-	$1,561,954

Raymond E. Reitsma	350,000	-	$1,108,423

Charles E. Christmas	350,000	-	$776,439

Mark S. Augustyn(2)	-	-	$395,961

Scott P. Setlock	350,000	-	$342,128

Brett E. Hoover	250,000	-	$264,003

(1)	Mr. Kaminski retired as an executive officer on June 1, 2024, but continued to serve as a member of the Board.

(2)

Mr. Augustyn would not receive any additional payment, but would be entitled to receive the severance amount set forth in the “Table of Potential Payments Upon Termination of Employment” above, paid in a lump sum.

(3)	Consisting of:
●	35,108 shares of performance-based restricted stock that would have vested for Mr. Kaminski at the adjusted target award level.
●	24,914 shares of performance-based restricted stock that would have vested for Mr. Reitsma at the adjusted target award level.
●	17,452 shares of performance-based restricted stock that would have vested for Mr. Christmas at the adjusted target award level.
●	8,900 total shares of restricted stock for Mr. Augustyn subject to time-based vesting.
●	7,690 total shares of restricted stock for Mr. Setlock subject to time-based vesting.
●

5,934 total shares of restricted stock for Mr. Hoover, which consists of 2,734 shares of performance-based restricted stock that would have vested for Mr. Hoover at the adjusted target award level, plus 3,200 shares of restricted stock subject to time-based vesting.

(4)	Based on the closing stock price for our common stock of $44.49 per share as of December 31, 2024.

Amended and Restated Employment Agreements Effective as of January 1, 2025

As discussed above, the employment agreements for each executive officer (other than Mr. Kaminski) were amended and restated effective as of January 1, 2025, so that the terms are substantially the same. The material changes made to these agreements include:

●	Base salary increases will become effective as of March 1 rather than January 1 of each year.
●	If an officer becomes disabled, the Bank will pay a disability benefit equal to 18 months of base salary paid over a 36-month period, reduced by any long-term disability insurance payments.

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●

The severance payment in the event of a termination without Cause or a Good Reason resignation for each officer is 300% of base compensation, paid over a 36-month period. The Bank would also continue benefits for each officer for the 36-month period, to the extent allowed by the terms of the plans.

●	The death benefit paid by the Bank upon the death of an officer is 50% of base salary for Mr. Reitsma and 40% of base salary for each other officer.
●	The provision in the prior agreement providing for a post-employment period severance payment was removed.
●

If an officer is terminated without Cause or resigns for a Good Reason within 24 months after a change in control, Mr. Reitsma would receive a lump sum payment equal to 150% of base salary and each other officer would receive a lump payment equal to 100% of base salary, in addition to the severance payment amount. Each agreement provides that if payment to an officer in the event of a change in control is an “excess parachute payment,” payments would be reduced such that the excise tax would not be triggered for the officer and the Bank’s deduction would not be limited. For purposes of compliance with Section 409A of the Internal Revenue Code, Mr. Christmas has a separate change in control agreement; the change in control benefit for each other officer is substantively the same but would be attached as an exhibit to his or her respective employment agreement.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 57

Director Compensation for 2024

The following table provides information about the compensation of our directors for the year ended December 31, 2024.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David M. Cassard(2)	14,958	—		—	—	—	14,958
Michael S. Davenport	35,575	38,668	—	—	—	—	74,243
Michelle L. Eldridge	38,675	41,768	—	—	—	—	80,443
Michael H. Price	50,983	55,143	—	—	—	—	106,126
David B. Ramaker	37,550	41,021	—	—	—	—	78,571
Nelson F. Sanchez	32,792	37,621					70,413
Amy L. Sparks	37,879	43,375	—	—	—	—	81,254

(1)

The compensation of our President and Chief Executive Officer, Mr. Reitsma, has been omitted from this table because he received no special compensation for serving on our Board of Directors. The compensation paid to Mr. Kaminski in his capacity as a director following his retirement and of Mr. Reitsma are included in the Summary Compensation Table.

(2)

Each non-employee director who was serving on May 23, 2024, received a stock award on June 1, 2024, in payment of 50% of such director's annual retainer fee. Mr. Cassard retired from the Board on May 23, 2024, and therefore, did not receive a stock award.

(3)	No option awards were made to our non-employee directors during 2024, and no non-employee director held any unexercised options as of December 31, 2024.

Compensation Arrangements for Non-employee Directors

The Compensation Committee of our Board of Directors reviews director compensation at least annually and recommends to our Board of Directors for approval any changes that the Compensation Committee deems appropriate. Beginning in 2018, we based our director compensation on a single retainer figure and discontinued the use of meeting fees from prior years. The retainer fee was higher for each director who served as Chairman of the Board, Chairperson of our Audit Committee, Compensation Committee or Governance and Nominating Committee, or Executive Session Facilitator, as reflected in the chart below. One-half (50%) of the retainer value was paid in shares of Mercantile common stock as of the annual meeting date, with the share count calculated based on the closing stock price on the day of issuance. One-half (50%) of the retainer value was paid in cash, with payments divided into equal installments payable at the end of each calendar quarter. Directors who fail to meet an attendance threshold of 85% of scheduled board and committee meetings would not receive their fourth quarter cash payment.

The annual retainer fee values through December 31, 2024, and as of January 1, 2025, are as follows:

	Retainer Value
Role	As of January 1, 2024	As of June 1, 2024	As of January 1, 2025
Chairman of the Board	$90,300	$110,300	$110,300
Chair of the Audit Committee	$71,800	$86,800	$86,800
Chair of the Compensation Committee	$68,600	$83,600	$83,600
Chair of the Governance and Nominating Committee	$65,300	$82,100	$82,100
Executive Session Facilitator	$2,100	$2,100	$2,100
Non-Chair Directors	$60,300	$75,300	$75,300

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Under the Bank’s Deferred Compensation Plan, Mercantile directors who are also directors of the Bank may elect to defer the cash portion of their annual retainer until they are no longer serving on the Board or until specific dates that they select. Directors are eligible to receive stock-based awards under the Stock Incentive Plan of 2023.

Deferred Compensation Plan

Directors are eligible to participate in the Bank’s Deferred Compensation Plan. Directors who participate in the Deferred Compensation Plan may elect to defer up to 100% of their annual cash retainer. Under the plan, the amount of any director’s fees that are deferred is credited with interest at a rate equal to the prime rate as published in the Wall Street Journal, credited on a monthly basis.

The Deferred Compensation Plan provides that the Bank will pay to each director, from the director’s deferred compensation account, a lump sum payment, or installment payments, whichever is elected, after the director’s term of office as a director ends. If installment payments are elected, the maximum payment period is ten years. In the event that a director dies before their term of office ends, the Bank will distribute the payments to the director’s designated beneficiary in a lump sum, or installments, if installments were elected. If death occurs during the time that payments are being made, the Bank will distribute the remaining payments to the director’s designated beneficiary at the same time and in the same amounts that would have been distributed if the director had not died.

The Deferred Compensation Plan is subject to Section 409A of the Internal Revenue Code, which specifies requirements that non-qualified deferred compensation plans must meet in order to avoid adverse tax consequences for participants.

Directors are eligible to participate in Deferred Compensation Plan #2 effective January 1, 2025, as described above.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annualized total compensation of Raymond E. Reitsma, who was appointed as our Chief Executive Officer (“CEO”) effective June 1, 2024.

For 2024, our last completed fiscal year:

●	The annual total compensation of the employee identified at the median of our Company (other than our CEO) was $62,428.47, determined as of December 31, 2024; and

●

The annualized compensation of Raymond E. Reitsma, taking into account his base salary effective December 31, 2024 of $665,000 annualized for 12 months and including all other elements of compensation in the Summary Compensation Table, is $1,219,290.

Based on this information, for 2024, the ratio of the annual total compensation of our CEO as described above, to the annual total compensation of our median employee was estimated to be 19.53 to 1.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We used the median employee identified in 2023 for purposes of calculating the CEO pay ratio. There have been no changes in our employee population or employee compensation arrangements in 2024 that we believe would significantly impact the CEO pay ratio.

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 59

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosures regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below.

We have identified Return on Equity (“ROE”) as our Company-Selected Measure (“CSM”). In our view, ROE represents the most important financial performance measure (not otherwise required to be disclosed in the table) used to link “Compensation Actually Paid” to our NEOs for the 2024 fiscal year to company performance. We chose ROE as our Company-Selected Measure for evaluating pay versus performance because it is a key metric under the performance-based restricted stock grants.

Pay Versus Performance Table

							Value of initial fixed $100 investment based on:
(a)	Summary compensation table total for First PEO (1) ($) (b)	Summary compensation table total for Second PEO (1) ($) (b)	Compensation actually paid to First PEO (1) (2) (3) ($) (c)	Compensation actually paid to Second PEO (1) (2) (3) ($) (c)	Average summary compen- sation table for non-PEO named executive officers (1) ($) (d)	Average compens- ation actually paid to non-PEO named executive officers (2) (3) ($) (e)	Total shareholder return (f)	Peer group total shareholder return (4) (g)	Net income (h)	Return on equity
2024	598,620	1,181,790	661,266	1,268,502	565,280	622,831	148.38	132.60	79,593,000	14.35%
2023	1,477,989	-	1,789,395	-	694,860	812,860	173.48	131.57	82,217,000	17.24%
2022	1,430,026	-	1,679,446	-	558,287	605,716	116.19	109.23	61,063,000	14.07%
2021	1,208,919	-	2,033,701	-	608,292	1,021,656	117.18	138.97	59,021,000	13.11%
2020	1,087,367	-	645,575	-	609,392	490,267	87.59	100.46	44,138,000	10.32%

(1)

Our PEO in 2020, 2021, 2022, and 2023 was Robert B. Kaminski, Jr. Mr. Kaminski continued as our PEO until he retired on June 1, 2024 (“First PEO”). For the remainder of 2024, Raymond E. Reitsma was our PEO (“Second PEO”).

The non-PEO NEOs for 2024 are Charles E. Christmas, Mark S. Augustyn, Scott P. Setlock, and Brett E. Hoover. The non-PEO NEOs for 2023 are Raymond E. Reitsma, Charles E. Christmas, Brett E. Hoover, and Robert T. Worthington. The non-PEO NEOs for 2022, 2021, and 2020 are Raymond E. Reitsma, Charles E. Christmas, Lonna L. Wiersma and Robert T. Worthington. Ms. Wiersma retired on March 4, 2022.

(2)	Compensation Actually Paid amounts shown have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the NEOs.

(3)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. For each NEO, we have subtracted the totals from the Stock Awards column set forth in the Summary Compensation Table. The equity value adjustments for each applicable year are derived from the following tables.

(4)

The peer group TSR set forth in this table utilizes the KBW Nasdaq Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the KBW Nasdaq Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

60 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

Year	Year-End Fair Value of Equity Granted During Year That Remained Unvested as of Last Day of Year for First PEO ($)	Year-End Fair Value of Equity Granted During Year That Remained Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for First PEO ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for First PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Second PEO ($)	Total Inclusion of Equity Values for PEO ($)
2024	-	-	144,295	102,396	-	-	(22,064)	(15,684)	49,854	35,378	294,175
2023	349,973	-	289,654	-	-	-	17,452	-	56,252	-	713,331
2022	381,873	-	156,752	-	-	-	31,830	-	45,098	-	615,553
2021	351,106	-	802,132	-	-	-	-	-	20,244	-	1,173,482
2020	287,975	-	(402,776)	-	-	-	(64,020)	-	22,460	-	(156,361)

Our PEO in 2020, 2021, 2022, and 2023 was Robert B. Kaminski, Jr. Mr. Kaminski continued as our PEO until he retired on June 1, 2024 (“First PEO”). For the remainder of 2024, Raymond E. Reitsma was our PEO (“Second PEO”).

Year	Average Year-End Fair Value of Equity Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs ($)	Total Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	-	41,075	-	16,476	-	17,351	74,902
2023	167,294	108,863	-	8,033	-	21,488	305,678
2022	123,089	41,682	-	18,927	(35,626)	17,372	165,444
2021	111,045	402,580	-	-	-	10,024	523,649
2020	140,578	(93,241)	-	(39,285)	-	12,160	20,212

MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT | 61

Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to each PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR as well as TSR relative to the KBW Nasdaq Bank Index, over the five most recently completed fiscal years.

Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to each PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during the five most recently completed fiscal years.

62 | MERCANTILE BANK CORPORATION | 2025 PROXY STATEMENT

Relationship Between PEO and Other NEO Compensation Actually Paid and Return on Equity (”ROE”)

The following chart sets forth the relationship between Compensation Actually Paid to each PEO, the average of Compensation Actually Paid to our other NEOs, and our ROE during the five most recently completed fiscal years.

Tabular List of Most Important Performance Measures

The following table presents the financial performance measures that the Company considers to be the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

Earnings per share
Level of non-performing assets
Net interest margin
Net revenue
Efficiency ratio
Return on assets
Return on equity

PROPOSAL #2 – NEW EMPLOYEE STOCK PURCHASE PLAN WITH DISCOUNT

Our Board of Directors is asking our shareholders to approve a new Employee Stock Purchase Plan (“ESPP”) with a five percent (5%) discount. The Board has determined it is in the best interests of the Company and its shareholders to have an employee stock purchase plan, and on March 20, 2025, adopted an ESPP offering a five percent (5%) discount on the market price of the Company’s stock, subject to the approval from our shareholders. If approved by our shareholders, the ESPP would become effective as of the date the Board approved the ESPP and will expire when all shares of common stock reserved under the ESPP have been purchased, or at any time in accordance with the ESPP.

The purpose of the ESPP, if approved, is to attract and retain the best available personnel, encourage employees of the Company and its subsidiaries to promote the best interests of the Company, and to align the interests of the employees with the Company. Previously, in 2014, the Company adopted an employee stock purchase plan that did not include a discount. This ESPP allows our employees to buy shares of our common stock at a discount through payroll deductions. In the highly competitive banking industry in which we compete for talent, we believe that offering an employee stock purchase program with a discount is important to our ability to remain competitive. If the proposed ESPP is not approved by our shareholders, we may be restricted in our ability to offer competitive compensation to existing employees and qualified candidates, and our business and ability to increase long-term shareholder value could be adversely affected.

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SUMMARY OF THE ESPP

The principal features of the ESPP are summarized below, but this summary is qualified in its entirety by reference to the full text of the ESPP, which is attached to this Proxy Statement as Appendix A.

Purpose:

The purpose of the ESPP is to attract and retain the best available personnel and enhance employee ownership and engagement by providing our employees and employees of our subsidiaries with an opportunity to purchase shares of our common stock through accumulated payroll deductions or other contributions that we may permit. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”).

Shares Available for Issuance:	If our shareholders approve this proposal, 200,000 shares of common stock will be reserved for issuance under the ESPP, subject to adjustment as provided in the ESPP.

Plan Administration:

Our Compensation Committee of the Board, or such other committee as the Board may designate from time to time, will administer the ESPP (the “Administrator”). The Administrator has authority to interpret the ESPP, to prescribe, amend, and rescind the rules, regulations and procedures relating to the ESPP, to waive any requirement of the ESPP in whole or in part and on a general or case-by-case basis, and to make all other determinations necessary or advisable in administering the ESPP. The Administrator is further authorized to make such rules and regulations, if any, for the conduct of its business as it considers advisable.

Eligibility:

Unless otherwise determined by the Administrator in a manner that is consistent with Section 423, all present and future active full-time employees and part-time employees of the Company or one of its subsidiaries are eligible to participate under the ESPP, other than temporary employees, interns, and officers subject to Section 16 of the Securities and Exchange Act of 1934.

Option Period:

Our ESPP is intended to qualify as an employee stock purchase plan under Section 423. The option period under the ESPP will occur each calendar quarter, beginning on the first day of each such calendar quarter and ending on the last day of such calendar quarter (“Option Period”). We expect the initial Option Period to begin on July 1, 2025.

Contributions:	Our ESPP permits participants to purchase shares of the Company’s common stock through payroll deductions of not less than $5 or more than $200, unless otherwise determined by the Administrator.

Purchase Price:

Unless otherwise determined by the Administrator, shares of common stock are purchased the last working day of each Option Period during the term of the ESPP (“Stock Purchase Date”). The purchase price of the shares will be an amount equal to the lesser of 95% of the fair market value of a share of common stock on the first day of the Option Period or the fair market value of a share of common stock on the Stock Purchase Date, provided however, that the Administrator may adjust the purchase price for subsequent offering periods subject to compliance with Section 423.

Non-Transferability:

No payroll deductions credited to a participant, nor any rights with respect to the exercise of an option or any rights to receive common stock under the ESPP may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or the laws of descent and distribution or as otherwise described in the ESPP), by the participant.

Adjustments:

In the event of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination or exchange of shares of common stock during the term of the ESPP, the number of shares reserved and authorized to be issued under the ESPP will be adjusted proportionately, and such other adjustment will be made as may be considered necessary or equitable by the Administrator or the Board.

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Amendment or Suspension of Plan:	The Administrator or the Board of Directors may at any time, and from time to time, amend the ESPP in any respect or suspend the operation of the ESPP.

Termination:

The ESPP and all rights of the employees thereunder shall terminate at the earliest of: (a) when all shares of common stock reserved under the ESPP have been purchased; or (b) at any time, at the discretion of the Administrator or the Board of Directors. Upon termination of the ESPP, all amounts in payroll deduction accounts of participants shall promptly be returned to such participants.

U.S. Federal Income Tax Consequences:

The following paragraphs are intended as a summary of the U.S. federal income tax consequences to U.S. taxpayers and the Company of the purchase of shares of common stock under the ESPP. This summary does not attempt to describe all possible federal or other tax consequences of such participation or based on particular circumstances. In addition, it does not describe any state, local or non-U.S. tax consequences.

The ESPP is intended to be an employee stock purchase plan within the meaning of Section 423. Under an employee stock purchase plan that qualifies under Section 423, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of common stock acquired under the ESPP or in the event the participant should die while still owning the purchased shares. No participant may purchase shares of common stock under the ESPP at a rate of more than $25,000 of shares of common stock (based on fair market value on the date the option is granted) in any calendar year during which the participating employee is enrolled in that offering period at any time.

If the participant sells or otherwise disposes of the purchased shares of common stock within two years after the start date of the offering period in which the shares of common stock were acquired or within one year after the actual purchase date of those shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs equal in amount to such excess. The amount of this ordinary income will be added to the participant’s basis in the shares, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares have been held for more than one year since the date of purchase, the gain or loss will be long-term.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the actual quarterly purchase date of those shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (b) 5% of the fair market value of the shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 5% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

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New Plan Benefits:

Because awards to employees under the ESPP are based on voluntary contributions in amounts determined by the participant, the benefits and amounts that will be received or allocated under the ESPP are not determinable at this time.

VOTE REQUIRED

The proposal to approve the ESPP requires the affirmative vote of a majority of the votes cast on this matter. For this vote, abstentions and broker non-votes will not be counted as votes in favor and also will not be counted as shares voting on this matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Our Board of Directors recommends that you vote FOR the new employee stock purchase plan with a five percent (5%) discount. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for approval of the new employee stock purchase plan with a five percent (5%) discount.

AUDIT COMMITTEE MATTERS

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As reported on our Current Report on Form 8-K filed with the SEC on March 16, 2023, on March 14, 2023, the Audit Committee approved the dismissal of BDO USA, LLP (“BDO”) as our independent registered public accounting firm effective immediately. BDO’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2022, and December 31, 2021, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years December 31, 2022 and December 31, 2021, and the subsequent interim period from January 1, 2023 through March 14, 2023, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between Mercantile and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreements in connection with its reports on Mercantile’s consolidated financial statements for such years and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We previously provided BDO with a copy of the disclosures above and requested that BDO furnish us with a letter addressed to the SEC stating whether it agrees with the statements and, if not, stating the respects in which it does not agree. A copy of BDO’s letter, dated March 15, 2023, was filed as Exhibit 16 with our Current Report on Form 8-K filed with the SEC on March 16, 2023.

On March 14, 2023, the Audit Committee approved the appointment of Plante & Moran, PLLC (“Plante & Moran) as our independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2023. During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period from January 1, 2023 through March 14, 2023, neither we nor anyone acting on our behalf consulted Plante & Moran regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, in any case where a written report or oral advice was provided to us by Plante & Moran that Plante & Moran concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the fees for audit and other professional services provided to us by Plante & Moran for fiscal years 2024 and 2023.

	2024	2023
Audit Fees	$492,750	$470,700
Audit-Related Fees	$42,000	$3,000
Tax Fees	$0	$0
All other fees	$4,900	$0
Total	$539,650	$473,700

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AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee’s policy is to pre-approve all audit services and non-audit services that are to be performed for us by our independent auditor. Under the Audit Committee’s policy, authority to pre-approve permitted services has been delegated to two members of the Audit Committee, either of whom can act alone, for circumstances when pre-approval is not obtained from the full Audit Committee. Any pre-approval by the delegated authority is required to be reported to the Audit Committee at its next meeting. All of the services described in the table above were pre-approved by the Audit Committee.

PROPOSAL #3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors is asking our shareholders to ratify the selection of Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year 2025. Although ratification is not required by our bylaws or otherwise, our Board is submitting the selection of Plante & Moran, PLLC to our shareholders for ratification as a matter of good corporate practice. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our shareholders. Representatives of Plante & Moran, PLLC plan to attend the annual meeting of shareholders, who will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions by shareholders.

Our Board of Directors recommends that you vote FOR ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2025. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for ratification of the appointment of Plante & Moran, PLLC.

PROPOSAL #4 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THIS PROXY STATEMENT

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement in accordance with the rules of the SEC. We intend to continue to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of shareholders until the next vote on the frequency of the “say-on-pay” vote or until our Board otherwise determines that a different frequency for this advisory vote is in the best interests of our shareholders.

Our executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation. We believe that our compensation policies and procedures are aligned with the long-term interests of our shareholders.

As required by Section 14A of the Exchange Act, this proposal seeks a shareholder advisory vote on the approval of compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Mercantile Bank Corporation’s executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement.”

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Our Board of Directors urges you to endorse the compensation program for our executive officers by voting FOR the above resolution. The Compensation Committee of the Board of Directors believes that the executive compensation for 2024 is reasonable, appropriate and justified by Mercantile’s performance.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board of Directors recommends that you vote FOR the approval of our executive compensation program as described in the Compensation Discussion and Analysis and the compensation tables and otherwise in this proxy statement. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for approval of our executive compensation program.

PROPOSAL #5 – ADVISORY VOTE ON THE FREQUENCY OF ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to indicate, at least once every six years, how frequently we should seek a non-binding vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal #4 beginning on page 70 of this proxy statement. By voting on this Proposal #5, shareholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two or three years.

The appropriate frequency of an advisory vote on executive compensation is the subject of diverging opinions and views, and we believe there is reasonable basis for each of the three options. Less frequency would encourage a more long- term, rather than short-term, analysis of our executive compensation programs and would avoid the burden that annual votes would impose on shareholders required to evaluate the compensation programs of a large number of companies each year. On the other hand, greater frequency provides shareholders the opportunity to react promptly to emerging trends in compensation and gives the Board of Directors and the Compensation Committee the opportunity to evaluate individual compensation decisions and compensation program changes each year in light of the timely feedback from shareholders.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Mercantile at this time. We understand that our shareholders may have different views as to what is the best approach for the Mercantile and we look forward to hearing from you on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

Although the shareholders’ vote is advisory and is not binding on the Board of Directors, the Board of Directors will take into account the outcome of the vote when considering how frequently to hold “say-on-pay” votes. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board of Directors may in the future decide to alter the frequency of advisory votes and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs. As required by the law as currently in effect, the Board of Directors will put the frequency issue before the shareholders for a new advisory vote at least once every six years. The next advisory vote on the frequency of the non-binding vote on executive compensation is expected to be held at the 2031 annual meeting.

Our Board of Directors recommends an Annual Vote as the frequency with which stockholders are provided an advisory vote on executive compensation.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Based on a review of filings and written representations from Section 16 insiders, we believe that all reports required to be filed under Section 16(a) for 2024 were timely filed.

TRANSACTIONS WITH RELATED PERSONS

We have a written policy requiring that our Audit Committee review and approve related person transactions that involve us and are of the type that are required to be disclosed in our proxy statement by SEC rules. A transaction may be a related person transaction if any of our directors, executive officers, owners of more than 5% of our common stock, or their immediate family have a material interest in the transaction and the amount involved exceeds $120,000. The policy authorizes the Audit Committee to approve a related person transaction if it determines that the transaction is at least as favorable to us as would have been expected if the transaction had been with a person who is not related to us or is in our best interest. The policy does not cover loan transactions described in the next paragraph, which are generally subject to approval by the Bank’s Board of Directors to the extent required by applicable banking laws and regulations.

The Bank has had, and expects in the future to have, loan transactions in the ordinary course of business with our directors, executive officers, or their immediate family, or companies they have a material interest in, on substantially the same terms as those prevailing for comparable transactions with others. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

A proposal submitted by a shareholder for the 2026 annual meeting of shareholders must be sent to the Secretary, Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan 49504 and received by December 5, 2025, in order to be eligible to be included in our proxy statement for that meeting.

A shareholder who intends to present a proposal for the 2026 annual meeting of shareholders, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide us with notice of such intention by at least February 18, 2026, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2026 annual meeting with respect to any such proposal without discussion of the matter in our proxy statement pursuant to Rule 14a-4(c) under the Exchange Act.

In addition to satisfying the foregoing requirements, to comply with the SEC's universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Mercantile’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

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APPENDIX A

MERCANTILE BANK CORPORATION

EMPLOYEE STOCK PURCHASE PLAN OF 2025

SECTION 1

PURPOSE OF PLAN

The purpose of the Mercantile Bank Corporation Employee Stock Purchase Plan of 2025 is to attract and retain the best available personnel, to encourage Employees of the Company and the Company's Subsidiaries to promote the best interests of the Company, and to align the interests of Employees with the Company's shareholders by permitting Eligible Employees to purchase shares of the Company's Common Stock. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (although the Company makes no undertakings or representation to maintain such qualification). The provisions of the Plan shall, accordingly, be construed so as to extend and limit the participation in a manner consistent with the requirements of Section 423 of the Code.

SECTION 2

DEFINITIONS

The following words have the following meanings unless a different meaning is plainly required by the context:

2.1 "Board" means the Board of Directors of the Company.

2.2 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

2.3 "Committee" means the Compensation Committee of the Board or such other committee as the Board may from time to time designate to administer the Plan.

2.4 "Common Stock" means the Company's common stock.

2.5 "Company" means Mercantile Bank Corporation, a Michigan corporation, and its successors and assigns.

2.6 "Corporate Transaction" means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

2.7 "Employee" means any person who renders services to the Company or one of its Subsidiaries as an employee pursuant to an employment relationship with such employer.

2.8 "Election Form" means a notice (in a form approved by the Committee) that an Eligible Employee must complete to participate in the Plan and authorize payroll deductions to be made on the Eligible Employee's behalf under the Plan.

2.9 "Eligible Employees" means, unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, all present and future active full-time Employees and part-time Employees, excluding any temporary employees, interns, and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended.

2.10 "Fair Market Value" as of any Stock Purchase Date means the consolidated closing bid price of the Common Stock reported on The Nasdaq Stock Market (or other stock exchange or quotation system on which the Company's Common Stock may be traded on the date in question) on such Stock Purchase Date or, if such Stock Purchase Date is not a trading day, the most recent date on which shares of Common Stock were traded on The Nasdaq Stock Market (or such other stock exchange or quotation system). If the Company's Common Stock is not listed on The Nasdaq Stock Market, or another stock exchange or quotation system on the Stock Purchase Date in question, the Fair Market Value shall be determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

2.11 "Option Period" means each calendar quarter, beginning on the first day of each such calendar quarter and ending on the last day of such calendar quarter. The initial Option Period begins on July 1, 2025.

A-1

2.12 "Participant" means an Eligible Employee who has elected to participate in the Plan in accordance with Section 6.1 below.

2.13 "Payroll Deduction Account" means the account established on behalf of a Participant pursuant to Section 7.1 below, to which his or her payroll deductions shall be credited.

2.14 "Permanent Disability" or "Disability" means an inability of a Participant to perform his or her employment duties due to physical or mental disability sufficient for the Participant to qualify for disability benefits under the general benefits policies of the Company and in effect from time to time.

2.15 "Plan" means the Mercantile Bank Corporation Employee Stock Purchase Plan of 2025 as set forth herein, as it may be amended from time to time.

2.16 "Purchase Price" means the purchase price for a share of Common Stock to be paid by a Participant on a Stock Purchase Date, as determined under Section 8.1 below.

2.17 "Retirement" means the voluntary termination of all employment by a Participant such that the Participant would qualify for retirement benefits from the Company or a Subsidiary under applicable retirement policies in effect from time to time.

2.18 "Share Account" means the book-entry account established on behalf of a Participant pursuant to Section 8.2 below, to which shares of Common Stock purchased under the Plan shall be credited.

2.19 "Stock Purchase Date" means a date on which shares of Common Stock are purchased pursuant to the Plan. Unless otherwise determined by the Committee, the Stock Purchase Date shall be the last working day of each Option Period during the term of the Plan.

2.20 "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term "Subsidiary" includes present and future Subsidiaries of the Company.

SECTION 3

ADMINISTRATION

3.1 General. The Committee shall administer the Plan. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan, including individuals who are employees of the Company or any Subsidiary. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules, regulations and procedures relating to it, to waive any requirement of the Plan in whole or in part and on a general or case-by-case basis, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons unless otherwise determined by the Board. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be as fully effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations, if any, for the conduct of its business as it considers advisable.

3.2 Indemnification of Committee Members. Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

SECTION 4

STOCK SUBJECT TO THE PLAN

4.1 Number of Shares of Common Stock. There shall be reserved for issuance to and purchase by Participants under the Plan an aggregate of 200,000 shares of Common Stock, subject to adjustment as provided in Section 4.2. Shares of Common Stock available under the Plan shall be authorized and unissued shares or shares purchased by the Company.

4.2 Adjustments. In the event of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination or exchange of shares of Common Stock or other change in the Company’s structure affecting the Common Stock occurs during the term of the Plan, the number of shares reserved and authorized to be issued under the Plan shall be adjusted proportionately, and such other adjustment shall be made as may be considered necessary or equitable by the Committee or the Board. In the event of any other change affecting the Common Stock, such adjustments shall be made as may be considered equitable by the Committee or the Board to give proper effect to such change.

4.3 Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Option Period then in progress will be shortened by setting a new Stock Purchase Date and the Option Period will end immediately prior to the proposed dissolution or liquidation. The new Stock Purchase Date will be before the date of the Company's proposed dissolution or liquidation. Before the new Stock Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Stock Purchase Date and that the Participant's option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from his or her participation in the Plan in accordance with Section 6.2.

4.4 Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Option Period with respect to which the option relates will be shortened by setting a new Stock Purchase Date on which the Option Period will end. The new Stock Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Stock Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Stock Purchase Date and that the Participant's option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from his or her participation in the Plan in accordance with Section 6.2.

SECTION 5

ELIGIBILITY

Participation in the Plan shall be open only to Eligible Employees. No option rights may be granted under the Plan to any person who is not an Eligible Employee.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

SECTION 6

PARTICIPATION AND WITHDRAWAL

6.1 Election Form; Changes to Election Form.

(a) Participation by any Eligible Employee in the Plan shall be entirely voluntary. Any Eligible Employee may become a Participant by completing and delivering an Election Form to the Company. An Eligible Employee shall become a Participant, and payroll deductions shall begin, as soon as administratively feasible after the Company receives the Election Form. The Election Form will authorize specified regular payroll deductions (within the limits specified in Section 7.2 below) from the Participant's base salary during the time he or she is a Participant.

(b) Payroll deductions shall be made for each Participant in accordance with the Election Form and shall continue until the Participant's participation terminates, the Election Form is modified or the Plan is terminated or suspended. A Participant may increase or decrease his or her payroll deduction (within the limits specified in Section 7.2 below) by delivering a new Election Form to the Company. The Company or the applicable Subsidiary shall deduct the modified amount from the Participant's pay as soon as administratively feasible after the new Election Form is properly delivered. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

6.2 Withdrawal. A Participant may elect at any time to terminate his or her participation in the Plan by written notice delivered to the Company. Payroll deductions will cease as soon as administratively feasible after receipt of written notice from the Participant. Upon any termination by a Participant: (a) the Participant shall cease to be a Participant; (b) his or her Election Form shall be revoked insofar as subsequent payroll deductions are concerned; and (c) the amount in the Participant's Payroll Deduction Account, as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded to the Participant. An Eligible Employee who has terminated participation in the Plan shall not be eligible for reinstatement as a Participant for a period of three months after such termination.

Except as provided in Section 9 below, if a Participant ceases to be an Eligible Employee, (a) no further payroll deductions shall be made on his or her behalf; and (b) the accumulated balance in his or her Payroll Deduction Account shall promptly be returned to the Participant.

SECTION 7

PAYROLL DEDUCTIONS

7.1 Payroll Deduction Account. The Company and/or its Subsidiaries will maintain a Payroll Deduction Account for each Participant. Authorized payroll deductions shall begin as soon as administratively feasible after a Participant has elected (in accordance with Section 6.1) to participate in the Plan. Payments made by Participants through payroll deductions shall be credited to each Participant's Payroll Deduction Account. No amounts other than payroll deductions authorized under the Plan may be credited to a Participant's Payroll Deduction Account, unless the Committee otherwise consents in writing.

7.2 Limits on Payroll Deductions. The amount of the payroll deduction specified by a Participant in his or her Election Form shall not be less than $5 or more than $200 for each pay period or such other amount as the Committee may determine in its sole discretion from time to time. A Participant may only take payroll deductions from his or her base salary.

SECTION 8

PURCHASE AND SALE OF COMMON STOCK

8.1 Purchase Price. The Purchase Price for each share of Common Stock purchased on a Stock Purchase Date shall be an amount equal to the lesser of (i) ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the first day of the Option Period or (ii) ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the Stock Purchase Date.

8.2 Method of Purchase.

(a) Except as otherwise provided herein, each Participant having funds in his or her Payroll Deduction Account on a Stock Purchase Date shall be deemed, without any further action, to have been granted and to have exercised his or her option to purchase the number of whole shares of Common Stock which the funds in his or her Payroll Deduction Account could purchase on the Stock Purchase Date. If a Participant withdraws from the Plan before a Stock Purchase Date, the related option shall expire immediately. No fractional shares shall be issued or purchased under the Plan. Funds not used to purchase whole shares shall remain in the Participant's Payroll Deduction Account for future purchases. If the number of available shares on a Stock Purchase Date is not sufficient to exhaust all Payroll Deduction Accounts, the available shares shall be allocated in proportion to the funds available in each Payroll Deduction Account and the Plan shall thereafter terminate.

(b) All whole shares purchased shall be credited in book-entry form to separate Share Accounts for Participants. Any cash dividends paid with respect to the shares in a Participant's Share Account shall be distributed to the Participant or the Participant may choose to apply cash dividends to the purchase of additional shares by enrolling in the Company's Dividend Reinvestment Plan. Any non-cash dividends paid with respect to the shares in a Participant's Share Account shall be added to the shares held for a Participant in his or her Share Account. Participants will be notified not less than annually as to the amount and status of their Payroll Deduction Accounts and Share Accounts.

8.3 Title of Accounts. Each Share Account will be in the name of the Participant.

8.4 Rights as a Shareholder. After a Participant's Payroll Deduction Account has been charged with the amount of the Purchase Price, the Participant shall have all of the rights and privileges of a shareholder of the Company with respect to the shares purchased under the Plan and held in the Share Account, whether or not certificates representing the shares shall have been issued. A Participant may withdraw or sell the shares in his or her Share Account at any time by providing written notice to the Company's transfer agent.

SECTION 9

RIGHTS ON DEATH, RETIREMENT OR PERMANENT DISABILITY

9.1 Death. If a Participant dies during an Option Period, no further contributions on behalf of the deceased Participant shall be made. The executor or administrator of the deceased Participant's estate may elect to withdraw the balance in the Participant's Payroll Deduction Account by notifying the Company in writing within a reasonable period before the Stock Purchase Date in respect of such Option Period. If no election to withdraw has been made, the balance accumulated in the deceased Participant's Payroll Deduction Account shall be used to purchase shares of Common Stock on the next Stock Purchase Date in accordance with Section 8 of the Plan. The Company shall deliver a written statement of the number of whole shares that such deceased Participant purchased under the Plan to his or her executor or administrator upon request. The Company shall deliver any amounts remaining in the deceased Participant's Payroll Deduction Account after the last applicable Stock Purchase Date to his or her executor or administrator.

9.2 Retirement or Permanent Disability. If, during an Option Period, a Participant (a) Retires or (b) incurs a Permanent Disability, no further contributions on behalf of the Retired or Disabled Participant shall be made. A Retired or Disabled Participant may elect to withdraw the balance in his or her Payroll Deduction Account by notifying the Company in writing within a reasonable period before the Stock Purchase Date in respect of such Option Period. If no election to withdraw has been made, the balance accumulated in the Retired or Disabled Participant's Payroll Deduction Account shall be used to purchase shares of Common Stock on the next Stock Purchase Date in accordance with Section 8 of the Plan. The Company shall deliver a written statement of the number of whole shares that such Retired or Disabled Participant purchased under the Plan to such Retired or Disabled Participant's upon request. The Company shall deliver any amounts remaining in the Retired or Disabled Participant's Payroll Deduction Account after the last applicable Stock Purchase Date to such Retired or Disabled Participant.

If a Retired or Disabled Participant dies during the Option Period of such Participant's Retirement or Permanent Disability and such Participant did not notify the Company of his or her desire to withdraw the balance in his or her Payroll Deduction Account, the executor or administrator of such Participant's estate or other legal title holder shall have all the rights provided pursuant to Section 9.1.

SECTION 10

GENERAL PROVISIONS

10.1 Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

10.2 Rights Not Transferable. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 9 hereof), by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

10.3 Amendment or Suspension of the Plan. The Committee or the Board may at any time, and from time to time, amend the Plan in any respect or suspend the operation of the Plan.

10.4 Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate at the earliest of: (a) when all shares of Common Stock reserved under the Plan have been purchased; or (b) at any time, at the discretion of the Committee or the Board. Notice of termination shall be given to all Participants, but any failure to give notice shall not impair the termination. Upon termination of the Plan, all amounts in Payroll Deduction Accounts of Participants shall promptly be returned to such Participants.

10.5 Governing Law; Compliance with Law. The Plan shall be construed in accordance the laws of the State of Michigan. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with a Participant's participation in the Plan.

10.6 Not an Employment Contract. The Plan shall not be deemed to constitute a contract of employment between the Company or any Subsidiary and any Eligible Employee or Participant or to be consideration or inducement for the employment of any Eligible Employee or Participant. The Plan shall not be deemed to give any Participant or Eligible Employee the right to be retained as an Employee or in any other service of the Company or any Subsidiary, or to interfere with the right of the Company or any Subsidiary to discharge any Participant or Eligible Employee at any time regardless of the effect that such discharge shall have upon such person as a participant in the Plan.

10.7 Effective Dates. The Plan was approved by the Board of Directors on March 20, 2025, effective as of the date of such Board approval. The first Option Period under the Plan shall commence on July 1, 2025. The Committee shall have the authority to change the duration, frequency, start and end dates of the Option Periods.

10.8 Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

10.9 Section 423. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

10.10 Notice by Participants of Disqualifying Dispositions. As a condition for Plan participation, each Participant agrees that he or she shall notify the Company immediately after any sale or transfer of shares of Common Stock that are purchased through the Plan and which are sold within the two-year period beginning with the Option Period in which the shares of Common Stock were purchased.

10.11 Investment Intent. The Committee may require a Participant to confirm that he or she is purchasing with investment intent and not with a view to resale or other distribution.

10.12 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.13 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

Mercantile Bank Corporation

VOTE

YOUR VOTE IS IMPORTANT

Meeting details are listed on the reverse side. All votes must be received by 1:00AM (Eastern Time) on May 22, 2025.

ANNUAL MEETING NOTICE

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice, Proxy Statement, 2024 Annual Report to Shareholders, and Mercantile Look Book are available at envisionreports.com/MBWM.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting are available on the Internet. The items to be voted on and location of the meeting are on the reverse side.

If you would like to receive a printed copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 1, 2025, to facilitate a timely delivery.

VOTE ONLINE AND ACCESS THE MEETING DOCUMENTS

Scan the QR code or go to envisionreports.com/MBWM to vote your shares.

Vote

ACCESS

View your proxy materials and vote by going to envisionreports.com/MBWM.

ATTEND

the meeting virtually on May 22, 2025, at 9:00AM (Eastern Time).

2 N O T

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MEETING DETAILS

The Annual Meeting of Shareholders of Mercantile Bank Corporation will be held virtually on May 22, 2025, at 9:00AM (Eastern Time) at https://signin.webex.com/join (enter meeting number: 2316 097 7060). The password for this meeting is MBWM2025. You may register ahead of time to receive the meeting link via e-mail using the internet address and meeting number above.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ALL THE NOMINEES LISTED:

1. Election of Directors:
   01 - Michael S. Davenport
   02 - Michelle L. Eldridge
   03 - Joseph D. Jones
   04 - Richard D. MacDonald
   05 - Michael H. Price
   06 - David B. Ramaker
   07 - Raymond E. Reitsma
   08 - Nelson F. Sanchez
   09 - Sara A. Schmidt
   10 - Amy L. Sparks
   11 - Shoran R. Williams

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 2 THROUGH 4 AND FOR 1 YR ON PROPOSAL 5:

PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE

To vote your shares you must go online to envisionreports.com/MBWM or request a paper copy of the proxy materials to receive a proxy card.

ORDER MATERIALS

Please make your materials request by using one of the methods listed below. You will need the number located in the box on the reverse side.

REQUEST VIA:

Internet Visit envisionreports.com/MBWM. Click Cast Your Vote or Request Materials.
Phone Call us free of charge at 1-866-641-4276
Email Send an email to investorvote@computershare.com and include:

- "Proxy Materials Mercantile Bank Corporation" in the subject line
- Your full name and address
- The number located in the box on the reverse side
- A statement that you would like a paper copy of the meeting materials

To facilitate a timely delivery, all requests for a paper copy of proxy materials must be received by May 1, 2025.

PLEASE REVIEW THE MEETING MATERIALS

We encourage you to read the meeting documents found at envisionreports.com/MBWM.

Mercantile Bank Corporation

VOTE

YOUR VOTE IS IMPORTANT

The meeting will be held virtually on May 22, 2025, at 9:00AM (Eastern Time). All votes must be received by 1:00AM (Eastern Time) on May 22, 2025.

SCAN

the QR code or visit envisionreports.com/MBWM to vote your shares

CALL

1-800-652-VOTE (8683) within the USA, US territories and CA

2025 ANNUAL MEETING – PROXY CARD

Attend the meeting virtually on May 22, 2025, at 9:00AM (Eastern Time), via live webcast at **https://signin.webex.com/join** (enter meeting number: **2316 097 7060**). The password for this meeting is **MBWM2025**.

↓ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ↓

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ALL THE NOMINEES LISTED:

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Michael S. Davenport	☐	☐	02 - Michelle L. Eldridge	☐	☐	03 - Joseph D. Jones	☐	☐
04 - Richard D. MacDonald	☐	☐	05 - Michael H. Price	☐	☐	06 - David B. Ramaker	☐	☐
07 - Raymond E. Reitsma	☐	☐	08 - Nelson F. Sanchez	☐	☐	09 - Sara A. Schmidt	☐	☐
10 - Amy L. Sparks	☐	☐	11 - Shoran R. Williams	☐	☐			

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 2 THROUGH 4 AND FOR 1 YR ON PROPOSAL 5:

Proposal	1 YR	2 YRS	3 YRS	Abstain
5. An advisory vote on the frequency of advisory approval of the compensation of our named executive officers ("Say-On-Frequency").	☐	☐	☐	☐

AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

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ATTEND

the meeting virtually on May 22, 2025, at 9:00AM Eastern Time.

YOUR VOTE MATTERS

- Have a voice.
- Keep your account active.
- Stay informed.

Vote

ACCESS

View your proxy materials and vote by going to envisionreports.com/MBWM.

SAVE PAPER AND TIME...

To receive meeting materials by email, enroll at envisionreports.com/MBWM.

↓ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ↓

Mercantile Bank Corporation

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2025 ANNUAL MEETING – PROXY CARD

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Shareholders to be held May 22, 2025

The undersigned hereby appoints Michael S. Davenport and Michael H. Price, or either of them, with power of substitution in each, proxies of the undersigned to vote all common stock of the undersigned in Mercantile Bank Corporation, at the Annual Meeting of Shareholders to be held on May 22, 2025, and at all adjournments or postponements thereof, with all powers that the undersigned would have if present at the meeting.

This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted as to all shares of the undersigned, FOR the election of all nominees for directors, FOR Proposals 2 through 4, for 1 YR on Proposal 5, and according to the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be voted on reverse side)

NON-VOTING ITEMS

Change of Address – Please print new address below.

Comments – Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

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